EXHIBIT 10.11
                                                                  EXECUTION COPY

                       AMENDMENT NO. 10 AND LIMITED WAIVER
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                  AMENDMENT NO. 10 AND LIMITED WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "AMENDMENT"), dated as of May 6, 2002, is among KMC TELECOM LLC, a Delaware limited liability company (f/k/a KMC TELECOM INC., a Delaware corporation) ("KMC"), KMC TELECOM II LLC, a Delaware limited liability company (f/k/a KMC TELECOM II, INC., a Delaware corporation) ("KMC II"), KMC TELECOM III LLC, a Delaware limited liability company (f/k/a KMC TELECOM III, INC., a Delaware corporation) ("KMC III"), KMC TELECOM OF VIRGINIA, INC., a Virginia public service company ("KMC VIRGINIA"), KMC TELECOM LEASING I LLC, a Delaware limited liability company ("LEASING I"), KMC TELECOM LEASING II LLC, a Delaware limited liability company ("LEASING II"), KMC TELECOM LEASING III LLC, a Delaware limited liability company ("LEASING III"), KMC TELECOM.COM, INC., a Delaware corporation ("TELECOM.COM"), KMC III SERVICES LLC, a Delaware limited liability company ("SERVICES"; KMC, KMC II, KMC III, KMC Virginia, Leasing I , Leasing II, Leasing III, Telecom.com and Services being hereinafter collectively referred to as the "BORROWERS"), the "Lenders" party hereto, WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), as administrative agent for the Lenders (the "AGENT") and CIT LENDING SERVICES CORPORATION (f/k/a NEWCOURT COMMERCIAL FINANCE CORPORATION), as collateral agent for the Lenders (the "COLLATERAL AGENT").


                  WHEREAS, the Borrowers, the Agent, the Collateral Agent and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 15, 2000, as amended by Amendment No. 1 thereto dated as of March 28, 2000, Amendment No. 2 thereto dated as of July 28, 2000, Amendment No. 3 and Limited Waiver thereto dated as of February 23, 2001, Amendment No. 4 and Limited Waiver thereto dated as of April 12, 2001, Amendment No. 5 and Limited Waiver thereto dated as of July 16, 2001, Amendment No. 6 and Limited Waiver thereto dated as of January 31, 2002, Amendment No. 7, Limited Waiver and Consent thereto dated as of February 20, 2002, Amendment No. 8 and Extension of Limited Waiver dated as of March 28, 2002 and Amendment No. 9 and Extension of Limited Waiver thereto dated as of April 15, 2002 (as so amended, the "LOAN AGREEMENT"; undefined capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement), pursuant to which the Lenders have agreed to make certain "Loans" and other financial accommodations to the Borrowers;


                  WHEREAS, the Borrowers have requested that Lenders (i) modify certain financial covenants so that the Borrower may be in compliance with the March 2002 Business Plan (as hereinafter defined) under the Loan Agreement, (ii) waive certain Defaults and Events of Default that may have occurred and (iii) make certain other amendments to the Loan Agreement, in each case as set forth herein; and


                      AMENDMENT NO. 10 & LIMITED WAIVER

                  WHEREAS, the Lenders have agreed to the waivers and amendments requested by the Borrowers as set forth below, but only on the terms and conditions set forth in this Amendment.


                  NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lenders agree as follows:

                  1. AMENDMENTS TO THE LOAN AGREEMENT. Effective as of the date first above written and subject to the satisfaction of the conditions set forth in Section 5 below, the Loan Agreement shall be and hereby is amended as follows:

                  1.1 AMENDED REFERENCES TO FEBRUARY 2001 BUSINESS PLAN. All references to "February 2001 Business Plan" appearing in the Loan Agreement shall be amended to be references to "March 2002 Business Plan".

                  1.2 AMENDED REFERENCES TO FUNB. All references to "FUNB" appearing in the Loan Agreement shall be amended to be references to "Wachovia".

                  1.3 Amendments to Section 1.02 (Definitions).

                  (a) The definition of "Business" set forth in SECTION 1.02 is hereby amended to (i) delete the word "and" appearing immediately before CLAUSE
(IV) thereof, and (ii) insert at the end thereof the following new CLAUSE (V) as follows: "and (v) KMC Holdings, the business of being a holding company and conducting such other activities expressly permitted by SECTION 6.09."

                  (b) SECTION 1.02 is further amended to delete in their entirety the definitions of "Cash Advance", "Credit Advance", "Data Holdco Allocation Amount", "Excess Data Cash Flow", "FUNB", "Year 2000 Corrective Actions", "Year 2000 Corrective Plan", "Year 2000 Date-Sensitive
System/Component", "Year 2000 Implementation Testing", and "Year 2000 Problems".

                  (c) SECTION 1.02 is further amended to amend and restate the definitions of "Asset Sale", "Additional Purchased Notes", "EBITDA", "Net Asset Sale Proceeds" and "Term B Loan Termination Date" appearing therein as follows:

                                    "'ASSET SALE' shall mean the sale, transfer
                  or other disposition by KMC Holdings or any of its Subsidiaries to any Person of (i) substantially all of the assets of any division or line of business of KMC Holdings or such Subsidiary, or (ii) any other assets (whether tangible or intangible, but excluding sales of inventory in the ordinary course of business), including any sale leaseback transaction expressly permitted pursuant to SECTION 6.15, but excluding
                  (x) any securitization permitted pursuant to SECTION 6.13(XI), and (y) any Ordinary Course IRU.



                      AMENDMENT NO. 10 & LIMITED WAIVER     2
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                                    'ADDITIONAL PURCHASED NOTES' shall mean the
                  Additional Purchased Notes as defined in Section 2(a) of the Seventh Amendment and the Second Series Additional Purchased Notes as defined in Section 2.4 of the Tenth Amendment.

                                    'EBITDA' shall mean, with respect to any
                  Person, for any period, an amount equal to (i) Net Income PLUS
                  (ii) the sum of the following, to the extent deducted in determining Net Income: (A) income taxes, (B) interest expense, (C) amortization, depreciation and other non-cash charges, (D) restructuring charges for fiscal year 2002 in an aggregate amount not to exceed $35,000,000, (E) any fees and expenses of the Lenders and Borrowers in connection with the Loan Documents, (F) other restructuring charges in connection with Borrowers' wind-down of operations in any city and acceptable to Requisite Lenders and (G) any asset - impairment charges permitted by GAAP MINUS (iii) the sum of interest income plus extraordinary gains, as determined in accordance with GAAP as calculated at the end of such period.

                                    'NET ASSET SALE PROCEEDS' shall mean, with
                  respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                                    'TERM B LOAN COMMITMENT TERMINATION DATE'
                  shall mean April 1, 2007."

                  (d) SECTION 1.02 is further amended to insert the following new definitions therein in alphabetical order:

                                    "'AVAILABLE CASH' shall mean all cash and
                  cash equivalents including all amounts and investments on deposit in any account maintained with any bank or other financial institution and all investments held by any securities intermediary.

                                    'BROADWING ASSETS' shall mean all equipment
                  and other assets of KMC VII transferred to a Borrower and pledged to the Collateral Agent as additional Collateral for the Obligations pursuant to Section 5(a)(8) of the Tenth Amendment.
                                    'CENTURYTEL ASSET SALE' shall mean the
                  Subject Asset Sale (as defined in the Seventh Amendment).




                      AMENDMENT NO. 10 & LIMITED WAIVER     3

                                    'CENTURYTEL PROCEEDS' shall mean the Net
                  Asset Sale Proceeds received by Borrowers on February 28, 2002 in connection with the Subject Asset Sale.

                                    'CENTURYTEL PROCEEDS ACCOUNT' shall mean
                  collateral account number 24827933 established by KMC II at Wachovia.

                                    'CENTURYTEL PROCEEDS AMOUNT' shall mean
                  $41,230,578.

                                     'DRESDNER' shall mean Dresdner Kleinwort
                  Wasserstein - Grantchester, Inc.

                                     'EXCESS AVAILABLE DATA CASH' shall have the
                  meaning given to such term in Section 5.22.

                                    'INCREMENTAL NET ASSET SALE PROCEEDS' shall
                  mean, with respect to any Asset Sale, one hundred percent (100%) of the related Net Asset Sale Proceeds minus the amount of such Net Asset Sale Proceeds required to be applied to prepay the Loans and permanently reduce the Revolving Loan Commitment Amount pursuant to Section 2.09(c)(iii).

                                    'IRU ASSET SALE' shall mean an indefeasible
                  right to use specific fibers and related equipment in a fiber optic System owned by one or more Borrowers on the Tenth Amendment Effective Date providing for net revenues to the Borrowers in excess of $2million per year.

                                    'KMC I-III PORTS' shall mean those ports to
                  be transferred from Borrowers to KMC Funding V LLC as described in Attachment O to the Tenth Amendment.

                                    'MARCH 2002 BUSINESS PLAN' shall mean that
                  certain Business Plan 2002 (Preliminary) of KMC Holdings and its Subsidiaries presented to the Lenders on March 22, 2002.

                                    'NET SECURITIZATION PROCEEDS' shall mean,
                  with respect to the Securitization, cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from the Securitization, net of any bona fide direct costs incurred in connection with the Securitization, including (i) income taxes reasonably estimated to be actually payable within two years after the date of the Securitization as a result of any gain recognized in connection with the Securitization, (ii) the amount of cash reserves for (x) interest to be payable to the holders of any securities issued in connection with the Securitization and
                  (y) other expenses, in each case required as of the date of consummation of the Securitization pursuant to the terms of the operative documents governing the Securitization and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other



                      AMENDMENT NO. 10 & LIMITED WAIVER     4
                  than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of the Securitization.

                                    'ORDINARY COURSE IRU' shall mean an
                  indefeasible right to use specified fibers in a fiber optic System to be constructed, installed and tested by one or more Borrowers after the Tenth Amendment Effective Date, which fibers are dark fibers to the extent part of an existing System of a Borrower at the time of execution of the related IRU Agreement.

                                    'OPTION AGREEMENTS' shall mean (i) that
                  certain Option Transaction Letter Agreement dated as of March 8, 2002 between Dresdner and KMC as successor in interest to KMC II (successor in interest to Data Holdco), covering the Option Entitlement of $19,000,000 [Face Amount] of Coupon Notes per Option; (ii) that certain Option Transaction Letter Agreement dated as of March 8, 2002 between Dresdner and KMC as successor in interest to KMC II (successor in interest to Data Holdco), covering the Option Entitlement of $7,000,000 [Face Amount] of Coupon Notes per Option; (iii) that certain Option Transaction Letter Agreement dated as of March 8, 2002 between Dresdner and KMC as successor in interest to KMC II (successor in interest to Data Holdco), covering the Option Entitlement of $4,000,000 [Face Amount] of Coupon Notes per Option; (iv) that certain Option Transaction Letter Agreement dated as of March 8, 2002 between Dresdner and KMC as successor in interest to KMC II (successor in interest to Data Holdco), covering the Option Entitlement of $23,565,000 [Face Amount] of Coupon Notes per Option; (v) that certain Option Transaction Letter Agreement dated as of March 8, 2002 between Dresdner and KMC as successor in interest to KMC II (successor in interest to Data Holdco), covering the Option Entitlement of $23,000,000 [Face Amount] of Coupon Notes per Option and
                  (vi) that certain Option Transaction Letter Agreement dated as of March 22, 2002 between Dresdner and KMC II (successor in interest to Data Holdco), covering the Option Entitlement of $2,000,000 [Face Amount] of Coupon Notes per Option.

                                    'PERFECTION CERTIFICATE' shall mean a
                  perfection certificate in the form agreed to by the Borrowers and the Collateral Agent.

                                    'QWEST/MGS EXTENSION' shall mean the
                  extension to December 31, 2005 of the term of each of the Agreements set forth on ATTACHMENT N to the Tenth Amendment.

                                    'SECURITIZATION' shall mean the sale,
                  transfer or other monetization of the Qwest/MGS Extension, which sale, transfer or monetization is used to support securities sold to investors in publicly registered or privately placed securities.

                                    'SECOND SERIES OF ADDITIONAL PURCHASED
                  NOTES' shall mean the Second Series of Additional Purchased Notes as defined in Section 2.4 of the Tenth Amendment.



                      AMENDMENT NO. 10 & LIMITED WAIVER     5

                                    'TENTH AMENDMENT' shall mean that certain
                  Amendment No. 10 and Limited Waiver to Amended and Restated Loan and Security Agreement dated as of May 6, 2002 by and among the appropriate parties.

                                    'TENTH AMENDMENT EFFECTIVE DATE' shall mean
                  the Tenth Amendment Effective Date as defined in Section 5 of the Tenth Amendment.

                                     'UNFUNDED REVOLVING AMOUNT' shall mean
                  $7,775,060, which amount represents the unfunded Revolving Loan Commitment Amount as of the Tenth Amendment Effective Date.

                                    'UNFUNDED TERM B AMOUNT' shall mean
                  $30,059,891, which amount represents the unfunded Term B Loan Commitment Amount as of the Tenth Amendment Effective Date.

                                    'WACHOVIA' shall mean Wachovia Bank,
                  National Association (f/k/a First Union National Bank)."

                  1.4 AMENDMENTS TO ARTICLE II (LOANS AND LETTERS OF CREDIT).

                  (a) AMENDMENT TO SECTION 2.01 (AGREEMENT TO LEND). Section
2.01 of the Loan Agreement is hereby amended by inserting a new clause (e) at the end thereof as follows:

                                    "(e) Notwithstanding anything herein to the
                  contrary, from and after the Tenth Amendment Effective Date, all requests for Revolving Loans and Term B Loans shall be made on a pro rata basis based on the Unfunded Revolving Amount and the Unfunded Term B Amount until such time as the Term B Loan Commitment has either terminated or been fully drawn pursuant to the terms hereof."

                  (b) AMENDMENTS TO SECTION 2.02 (LOANS).

                  (1) CLAUSE (A) of SECTION 2.02 is hereby amended and restated in its entirety as follows:

                                    "(a) The proceeds of the Loans shall be used
                  by the Borrowers to purchase Telecommunications Equipment, to pay transaction costs incurred in connection with the execution, delivery and performance of the Loan Documents, and for working capital and other general corporate purposes (subject to any restrictions contained in the Indentures), all as specified in the Notice of Borrowing and in accordance with the March 2002 Business Plan. Loans with respect to Telecommunications Equipment purchases may not be made to finance (i) soft costs (including installation, delivery and engineering costs) in excess of fifteen percent (15%) of the invoiced price for the related Switch Equipment or (ii) any support or installation costs associated with an operational system that would not be capitalized in accordance with GAAP."



                      AMENDMENT NO. 10 & LIMITED WAIVER     6

                  (2) CLAUSE (D) of SECTION 2.02 is hereby amended and restated in its entirety as follows:

                                    "(d)    [Intentionally Omitted]"

                  (c) AMENDMENTS TO SECTION 2.03 (PROCEDURE FOR LOAN REQUEST AND BORROWING COMMITMENT).

                  (1) CLAUSE (A) of SECTION 2.03 is hereby amended and restated in its entirety as follows:

                                    "(a) A Borrower requesting a Loan shall
                  deliver to each of the Agent and the Collateral Agent a Borrowing Supplement dated as of the date of such request and a Notice of Borrowing substantially in the form of EXHIBIT H-1 attached hereto on or before 11:00 a.m. (New York time) at least five (5) Business Days prior to the date on which such Loan is requested to be made if such Loan is requested to be a LIBOR Loan and at least two (2) Business Days prior to the date on which such Loan is requested to be made if such Loan is requested to be a Base Rate Loan, which notice, once given, shall be irrevocable; PROVIDED, HOWEVER, that only the Collateral Agent shall receive the attachments to the Notice of Borrowing, as outlined below. In the case of a Loan the proceeds of which will be used to purchase or reimburse any Borrower for Telecommunications Equipment, the Notice of Borrowing delivered to the Collateral Agent will include a schedule supporting one hundred percent (100%) of Telecommunications Equipment requested to be funded. Such schedule will detail all invoices for equipment, third party labor, permits, other third party costs and all capitalized internal costs of the Borrowers with respect to such Telecommunications Equipment permitted under GAAP. All invoices over $25,000 will be attached to such schedule delivered to the Collateral Agent who shall review such invoices and verify that, when combined with the above described capitalized internal costs, such invoices will support at least seventy percent (70%) of the total requested funding. In the case of a Loan the proceeds of which will be used to pay or reimburse any Borrower for transaction costs, the Notice of Borrowing delivered to the Collateral Agent will include a copy of the invoice from the provider of the service or other appropriate supporting documentation. In the case of any Loan, the proceeds of which will be used for working capital or other general corporate purposes, the Notice of Borrowing delivered to the Collateral Agent will contain a certification that the making of such Loan does not violate any provision of either Indenture or the terms of the preferred Equity Interests of KMC Holdings. The Notice of Borrowing shall, with respect to any Loans requested, specify whether such requested Loans are to be Base Rate Loans or LIBOR Loans, and if such requested Loans are to be LIBOR Loans, the requested Interest Period for such Loans."

                  (2) CLAUSE (B) of SECTION 2.03 is hereby amended to delete the proviso in the second sentence thereof in its entirety.



                      AMENDMENT NO. 10 & LIMITED WAIVER     7

                  (3) CLAUSE (C) of SECTION 2.03 is hereby amended to delete the following parenthetical in each instance in which it appears therein: "(other than in the case of Lucent with respect to its Pro Rata Share of a Term B Loan consisting of a Credit Advance)".

                  (4) CLAUSE (D) of SECTION 2.03 is hereby deleted in its entirety.

                  (d) AMENDMENTS TO SECTION 2.08 (PAYMENTS). SECTION 2.08(B) is hereby amended to (i) insert after the words "Revolving Credit Commitment Termination Date" the words "and, to the extent required pursuant to Section 2.09(d)(i), on each date set forth in ANNEX C hereto" and (ii) insert the following words at the end of the second sentence thereof: "and, from and after the Tenth Amendment Effective Date, in the event Term B Lender makes any additional Term B Loans, each of the then remaining scheduled installments of the principal of the Term B Loans set forth on Annex C shall be increased PRO RATA by the amount of any such drawing"

                  (e) AMENDMENTS TO SECTION 2.09 (OPTIONAL AND MANDATORY PREPAYMENT OF LOANS; OPTIONAL AND MANDATORY REDUCTION OF REVOLVING LOAN COMMITMENT AMOUNT).


                  (1) CLAUSE (VII) of SECTION 2.09(C) is hereby amended and restated in its entirety as follows: "(c) [Intentionally Omitted]".

                  (2) CLAUSE (IX) of SECTION 2.09(C) is hereby amended to (i) insert the word "permanently" immediately before the word "reduced" set forth therein and (ii) insert the following proviso at the end thereof: "; PROVIDED that notwithstanding anything in the foregoing to the contrary and unless Requisite Revolving Lenders consent to the contrary in writing prior to July 1, 2003, the Revolving Loan Commitment Amount of all Lenders shall be further permanently reduced on July 1, 2003 by the lesser of (a) fifty percent (50%) of the Unfunded Revolving Amount and (b) an amount equal to the Unfunded Revolving Amount multiplied by a fraction, the numerator of which is the amount by which the Term B Loan Commitment Amount is reduced on such date pursuant to SECTION 2.09(C)(X) and the denominator of which is the Unfunded Term B Amount; PROVIDED FURTHER that such reduction shall not apply to the Unused Letter of Credit Subfacility."

                  (3) SECTION 2.09(C) is further amended to (i) FIRST, insert the words "Incremental Asset Sale Proceeds" immediately after the word "Excess Operating Cash Flow" appearing in CLAUSE (X) thereof, (iii) SECOND, renumber CLAUSE (X) thereof as new CLAUSE (XI), and (iv) THIRD, insert new CLAUSE (X) thereof as follows:

                                    "(x) Unless the Term B Lenders consent to
                  the contrary in writing prior to July 1, 2003, the Term B Loan Commitment Amount shall be permanently reduced on July 1, 2003 by the lesser of (a) fifty percent (50%) of the Unfunded Term B Amount and (b) the sum of (1) the Unfunded Term B Amount minus (2) the aggregate principal amount of all Term B Loans advanced to Borrowers after the Tenth Amendment Effective Date;".

                  (4) CLAUSE (I) of SECTION 2.09(D) is hereby amended to insert immediately after the words "reductions of the Revolving Loan Commitment Amount set forth on ANNEX C"



                      AMENDMENT NO. 10 & LIMITED WAIVER     8
appearing in the third sentence thereof the words "in forward order of maturity until all scheduled reductions occurring during the fiscal year 2003 have been reduced to zero and thereafter,".

                  (5) CLAUSE (II) of SECTION 2.09(D) is hereby amended to insert immediately after the words "unpaid at the time of such prepayment" the words "in forward order of maturity until all scheduled installments occurring during the fiscal year 2003 have been reduced to zero and thereafter,".

                  1.5 AMENDMENTS TO ARTICLE III (REPRESENTATIONS AND
WARRANTIES).

                  (a) SECTION 3.03 is hereby amended (i) to delete the date "December 31, 1998" appearing therein and substitute therefor the date "December 31, 2000" and (ii) to delete the date "September 30, 1999" appearing therein and substitute therefor the date "September 30, 2001."

                  (b) SECTION 3.04 is hereby amended and restated in its entirety: "There has been no material adverse change in the condition (financial or otherwise), operations or properties of the Borrowers since the date of the Financials, provided, however, that until the Borrowers have received $38,145,000 in unrestricted funds from any source, such material adverse change shall be defined as the failure to meet any condition or covenant set forth in
Article VII."

                  (c) AMENDMENT TO SECTION 3.09 (LICENSES, MATERIAL AGREEMENTS, INTELLECTUAL PROPERTY). CLAUSE (B) of SECTION 3.09 is hereby amended to insert immediately after the phrase "all purchase agreements," appearing therein the phrase "the Option Agreements,".

                  (d) AMENDMENT TO SECTION 3.24 (YEAR 2000 PROBLEMS). SECTION
3.24 is hereby amended and restated in its entirety as follows:

                           "SECTION 3.24. COMPLIANCE WITH INDENTURES AND SERIES
                  E PREFERRED STOCK. All outstanding Loans are and since the date of borrowing have been, and all Loans requested hereunder will be at the time of such request, permitted pursuant to the terms of Section 403 of each of the Indentures and Section XI(A) of the Certificate of Designations of the Series E Preferred Stock.

                  (e) AMENDMENT TO SECTION 3.27 (LUCENT AGREEMENTS). SECTION
3.27 is hereby amended and restated in its entirety as follows:

                           "[Intentionally Omitted]"

                  1.6 AMENDMENTS TO ARTICLE IV (CONDITIONS FOR LOANS).

                  (a) AMENDMENT TO SECTION 4.02 (CONDITIONS PRECEDENT TO ALL LOANS).

                  (1) SECTION 4.02 is hereby amended to (i) insert the words "or Collateral Account Release" immediately after the first appearance of the word "Loan" therein, (ii) insert the words "or Collateral Account Release" immediately after each appearance of the words



                      AMENDMENT NO. 10 & LIMITED WAIVER     9

"such Loan" thereof (other than in CLAUSES (D) and (F) thereof), and (iii) insert the words "or Collateral Account Release" immediately after the words "a Loan" appearing in CLAUSE (M) thereof.

                  (2) SECTION 4.02(C) is hereby amended and restated in its entirety as follows:

                                    "(c) At the time of each such Loan or Letter
                  of Credit and after giving effect to each such Loan or Letter of Credit, there shall have been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of any Borrower since the date of the Financials, provided, however, that until the Borrowers have received $38,145,000 in unrestricted funds from any source, such material adverse change shall be defined as the failure of any condition or covenant set forth in Article VII."

                  (3) SECTION 4.02 is further amended to insert new CLAUSES (N),
(O) and (P) at the end thereof as follows:

                                    "(n) Concurrently with the delivery of a
                  Notice of Borrowing or Request for Collateral Account Release (other than the initial request for Collateral Account Release), as the case may be, the Agent shall have received an officer's certificate of the Chief Financial Officer of KMC Holdings certifying that (i) the amount of Available Cash of Borrowers does not exceed $20,000,000, exclusive of amounts on deposit in the CenturyTel Proceeds Account and, (ii) all amounts required to be transferred by Data Holdco and the Data Subsidiaries to KMC Holdings and contributed by KMC Holdings to the Borrowers pursuant to SECTION 5.22 have been so transferred and contributed

                                    (o) Concurrently with the delivery of a
                  Notice of Borrowing, the Agent shall have received an officer's certificate of the chief financial officer of KMC Holdings certifying that all funds on deposit in the CenturyTel Proceeds Account have been released.

                                    (p) The Agent shall have received a Request
                  for Collateral Account Release for such Collateral Account Release and acceptance certificate and invoices required by
                  SECTION 5.29."

                  1.7 AMENDMENTS TO ARTICLE V (AFFIRMATIVE COVENANTS).

                  (a) Amendments to Section 5.06 (Obligations and Taxes).

                  (1) CLAUSE (B) of SECTION 5.06 is hereby amended to (i) insert the words "for the single quarter period" immediately after the words "each of the foregoing" appearing therein and (ii) insert the parenthetical "(other than with respect to statements of cash flows only)" immediately before the words "for the then elapsed portion of the fiscal year" appearing therein.

                  (2) CLAUSE (C) of SECTION 5.06 is hereby amended and restated in its entirety as follows:



                      AMENDMENT NO. 10 & LIMITED WAIVER     10

                                    "(c) (i) within forty-five (45) days after
                  the end of each month during each fiscal year (or within one hundred twenty (120) days after the end of each December) commencing with the month ending March 31, 2002, (x) consolidating unaudited balance sheets for Borrowers and unaudited statements of operations for KMC Holdings, Data Holdco and the Borrowers, in each case on a combined basis, each of the foregoing as of the end of each such month, as applicable, and for the then elapsed portion of the fiscal year and (y) a detailed statement of operations for the Borrowers on a combined basis for such month and year-to-date period with comparisons to the corresponding projections for such month and year-to-date period set forth in the March 2002 Business Plan and (ii) no later than the first and third Friday of each month commencing May 3, 2002, in each case for the prior four calendar week period, projected thirteen (13) calendar week cash flow analyses for KMC Holdings, Data Holdco and the Borrowers on a consolidated and individual entity basis consisting of projected statements of cash receipts and disbursements, in each case for the succeeding thirteen (13) calendar week period and actual statements for the previous four calendar weeks then ended together with a comparison of such actual statements to the projected statements for such four weeks;".

                  (3) CLAUSE (E) of SECTION 5.06 is hereby amended to (i) insert the figure (A) immediately after the date "September 30," appearing therein and
(ii) insert the following new language before the ";" at the end thereof:

                           "and (B) a completed Perfection Certificate signed by
             the chief financial officer of KMC Holdings;"

                  (4) CLAUSE (U) of SECTION 5.06 is hereby amended to (i) delete the date "September 7, 2002" appearing therein and substitute therefor the date "August 1, 2003" and (ii) delete the words "sixty (60)" and replace them with the words "fourteen (14)."

                  (b) AMENDMENT TO SECTION 5.22 (CASH OF NON-BORROWER SUBSIDIARIES). SECTION 5.22 is hereby amended and restated in its entirety as follows:

                           "SECTION 5.22.  Cash of Non-Borrower Subsidiaries.

                           "(a) Until such time as (i) the Borrowers are free
                  cash flow positive (EBITDA, less capital expenditures and less debt service obligations (principal and interest))and (ii) $25,000,000 plus the CenturyTel Proceeds Amount (less any balance in the CenturyTel Proceeds Account) has been contributed to the Borrowers, if Data Holdco and the Data Subsidiaries at any time have Available Cash in excess of $50,000,000 in the aggregate ("Excess Available Data Cash"), then KMC Holdings shall cause Data Holdco and the Data Subsidiaries to distribute promptly, but in no event later than one Business Day after the occurrence of such excess, such Excess Available Data Cash to KMC Holdings as a dividend, subordinated loan or other form of distribution acceptable to Requisite Lenders pursuant to documentation in form and substance satisfactory to Requisite Lenders; provided that neither KMC Holdings nor any other Loan Party



                       AMENDMENT NO. 10 & LIMITED WAIVER     11
                  shall make any payment or otherwise incur any obligation to Data Holdco or any other Person in connection with such transfer (nor shall such transfer be offset against, or treated as a payment or prepayment of, any amount to become due from any Data Subsidiary or any such other Person).

                                    (b) Concurrently with the receipt by KMC
                  Holdings of any cash dividends or other distributions from Data Holdco consisting of Excess Available Data Cash pursuant to this SECTION 5.22, KMC Holdings shall contribute such amounts to the Borrowers as a capital contribution by depositing such amounts in a Collection Account of Borrowers subject to a Restricted Account Agreement pursuant to SECTION 8.04."

                  (c) ARTICLE V is further amended to insert a new SECTION 5.29 at the end thereof as follows:

                               "SECTION 5.29. CENTURYTEL PROCEEDS ACCOUNT.
                  Notwithstanding anything in the Limited Waiver to Loan Agreement dated as of April 5, 2002 to the contrary, Requisite Lenders agree to the release of $38,145,000 from the CenturyTel Account to KMC II and direct the Collateral Agent to instruct Wachovia to release $38,145,000 to KMC II from the CenturyTel Account concurrently with the execution of the Tenth Amendment. For the avoidance of doubt, the parties hereto acknowledge and agree that the CenturyTel Proceeds Account does not constitute substantially all of the Collateral. In addition, in the event KMC II desires that Collateral Agent instruct Wachovia to release additional amounts on deposit in the CenturyTel Proceeds Account to KMC II (each, a "COLLATERAL ACCOUNT RELEASE"), KMC II shall comply with each of the conditions set forth in SECTIONS 5.29(A)-(C).

                               (a) KMC II shall deliver to each of the Agent and
                  the Collateral Agent a Request for Collateral Account Release dated as of the date of such request substantially in the form of EXHIBIT W on or before 11:00 a.m. (New York time) at least two (2) Business Days prior to the date on which such Collateral Account Release is requested to be made. In the case of a Collateral Account Release the proceeds of which will be used to purchase or reimburse any Borrower for Telecommunications Equipment, the Request for Collateral Account Release delivered to Collateral Agent will include a schedule supporting one hundred percent (100%) of Telecommunications Equipment requested to be funded. Such schedule will detail all invoices for equipment, third party labor, permits, other third party costs and all capitalized internal costs of the Borrowers with respect to such Telecommunications Equipment permitted under GAAP. All invoices over $25,000 will be attached to such schedule delivered to the Collateral Agent who shall review such invoices and verify that, when combined with the above described capitalized internal costs, such invoices will support at least seventy percent (70%) of the total requested funding. In the case of a Collateral Account Release the proceeds of which will be used to pay or reimburse any Borrower for transaction costs, the Request for Collateral Account Release delivered to the



                      AMENDMENT NO. 10 & LIMITED WAIVER    12

                  Collateral Agent will include a copy of the invoice from the provider of the service or other appropriate supporting documentation.

                               (b) The proceeds of any such Collateral Account
                  Release shall be used by the Borrowers to purchase Telecommunications Equipment, to pay transaction costs incurred in connection with the execution, delivery and performance of the Loan Documents, and for working capital and other general corporate purposes (subject to any restrictions contained in the Indentures), all as specified in the Notice of Collateral Account Release and in accordance with the March 2002 Business Plan.

                               (c) Borrowers shall have satisfied all conditions
                  to a Collateral Account Release set forth in SECTION 4.02.

                               (d) Upon receipt of a Request for Collateral
                  Account Release and the satisfaction of all conditions to a Collateral Account Release set forth in SECTIONS 5.29(A)-(C), the Collateral Agent shall instruct Wachovia to release the requested amount to KMC II from the CenturyTel Proceeds Account pursuant to the terms and conditions of the applicable Account Control Agreement.

                               (e) Notwithstanding anything to the contrary
                  contained herein or in the Loan Agreement, KMC II shall have the right to prepay the Loans by directing the Agent to apply the balance (or any portion thereof) in the CenturyTel Proceeds Account to prepay the Loans."

                  (d) ARTICLE V is further amended to insert a new SECTION 5.30 at the end thereof as follows:

                                    "SECTION 5.30. SECOND SERIES OF ADDITIONAL
                  PURCHASED NOTES. On or before June 30, 2002, Borrowers shall have transferred to those Lenders who shall have deferred in writing, on or before May 31, 2002, (the "Deferring Lenders"), their right to receive their pro rata share of the principal balance of the Loans then otherwise due and payable on April 1, 2003 until June 30, 2003, such Lender's pro rata share (based upon each Deferring Lender's portion of the total aggregate outstanding amount of principal deferred by the Deferring Lenders) of $43,000,000 [face amount] of the 12 1/2% Senior Discount Notes due 2008 and owned by the Borrowers and 15% of Second Series of Additional Purchased Notes (and such 12 1/2% Senior Discount Notes due 2008 and Second Series of Additional Purchased Notes transferred to the Deferring Lenders shall be released by the Collateral Agent from its liens)."

                  1.8 AMENDMENTS TO ARTICLE VI (NEGATIVE COVENANTS).

                  (a) AMENDMENTS TO SECTION 6.03 (SALES OF ASSETS, CONSOLIDATION, MERGER, ETC.).



                      AMENDMENT NO. 10 & LIMITED WAIVER     13

                  (1) SECTION 6.03(A) and SECTION 6.03(B) are each hereby amended by inserting the words "or enter into any securitization" immediately after the words "or sell or discount any receivables" appearing therein.

                  (2) CLAUSE (II) of SECTION 6.03(A) is hereby amended and restated in its entirety as follows:

                           "(ii) any Loan Party (other than KMC Holdings and
                  Data Holdco) may grant IRUs pursuant to IRU Agreements and IRU Service Orders entered into pursuant to SECTION 6.18; PROVIDED that all Net Asset Sale Proceeds with respect to any such IRU Agreement or IRU Service Order constituting an IRU Asset Sale are applied to prepay Loans and reduce the Revolving Loan Commitment Amount as provided in SECTION 2.09(C)(III) and any such Net Asset Sale Proceeds retained by the Loan Parties are applied in compliance with the Indentures and the Certificate of Designation of the Series E Preferred Stock and otherwise deposited into a Collection Account of Borrowers subject to a Restricted Account Agreement pursuant to SECTION 8.04; PROVIDED FURTHER that the prepayment requirement of this
                  Section 6.03(a)(ii) shall not apply to (x) Net Asset Sale Proceeds with respect to any one or series of related IRU Asset Sales equal to an amount less than $2,000,000 up to an aggregate cumulative amount of $10,000,000 for all such excluded IRU Asset Sales;"

                  (3) SECTION 6.03(A) is further amended to insert the following proviso at the end thereof: "PROVIDED FURTHER that notwithstanding anything in the foregoing to the contrary, the applicable Borrower shall not be required to apply any Net Asset Sale Proceeds from the sale of any Broadwing Assets to prepay Loans or reduce the Revolving Loan Commitment Amount as provided in
SECTION 2.09(C)(III) so long as such Loan Party deposits such Net Asset Sale Proceeds into a Collection Account subject to a Restricted Account Agreement pursuant to SECTION 8.04 promptly upon receipt thereof."

                  (b) AMENDMENTS TO SECTION 6.05 (MANAGEMENT FEES AND PERMITTED CORPORATE OVERHEAD). CLAUSE (I) of SECTION 6.05 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: "(i) usual and customary charges payable to KMC Holdings and allocated to pay expenses incurred in the ordinary course of business provided that an equal amount of such expenses shall have been allocated to and paid by Data Holdco and its Subsidiaries".

                  (c) AMENDMENT TO SECTION 6.09 (PERMITTED ACTIVITIES).

                  (1) SECTION 6.09(A) is hereby amended to (i) delete the word "and" appearing immediately prior to CLAUSE (II) of the third sentence thereof and (ii) insert a new CLAUSE (III) at the end of such third sentence as follows:

                           "and (iii) subject to the other restrictions
                  contained in this Agreement, the entering into of agreements and contracts relating to leases, office equipment, furniture, computers, software, software licenses, employment agreements, non-



                      AMENDMENT NO. 10 & LIMITED WAIVER     14
                  disclosure and confidentiality agreements, and any other agreements and contracts which relate to one or more Subsidiaries in the ordinary course of business"

                  (2) SECTION 6.09(B) is hereby amended to amend and restate the first sentence thereof as follows:

                           "Data Holdco shall not engage in any business or
                  activity other than (a) the ownership of the capital stock of the Data Subsidiaries, (b) the performance of its obligations under the Loan Documents, (c) the pledge of the capital stock of a Data Subsidiary pursuant to SECTION 6.01(XI) and (d) subject to the other restrictions contained in this Agreement, the entering into of agreements and contracts relating to leases, office equipment, furniture, computers, software, software licenses, employment, non-disclosure and confidentiality, and transport, collocation, operation, maintenance and construction of telecommunications equipment (including, but not limited to software or networks, multi-service, internet protocol platform ports and/or software and/or hardware), and any other agreements and contracts which relate to one or more Data Subsidiaries in the ordinary course of business."

                  (d) AMENDMENT TO SECTION 6.13(INDEBTEDNESS). SECTION 6.13 is hereby amended by (i) deleting the phrase "the February 2001 Business Plan and" appearing in clause (iii) thereof and (ii) amending and restating clause (xi)(b) thereof in its entirety to read "(b) in connection with any securitization of a Data Contract to which such Data Subsidiary is a party (collectively, 'PERMITTED DATA FINANCINGS')".

                  (e) AMENDMENT TO SECTION 6.18 (IRU AGREEMENTS AND IRU SERVICES ORDERS). CLAUSE (I) of SECTION 6.18 is hereby amended to delete the first proviso appearing therein.

                  1.9 AMENDMENTS TO SECTION 7.01 (FINANCIAL COVENANTS).

                  (a) CLAUSE (A) of SECTION 7.01 is hereby amended and restated in its entirety as follows (solely for convenience, modified covenant levels are italicized):

                               "(a) Minimum Core Revenues. As of the last day of
                  each fiscal quarter ending on or about each date set forth below, the Borrowers shall on a combined basis have Core Revenues for such quarter of not less than the following:

                  FISCAL QUARTER ENDING                           MINIMUM CORE
                  ---------------------                           ------------
                                                                    REVENUES
                                                                    --------

                  March 31, 2002                                  $38,089,000

                  June 30, 2002                                   $31,217,000



                      AMENDMENT NO. 10 & LIMITED WAIVER     15

                  FISCAL QUARTER ENDING                           MINIMUM CORE
                  ---------------------                           ------------
                                                                    REVENUES
                                                                    --------

                  September 30, 2002                              $26,622,000

                  December 31, 2002                               $26,006,000

                  March 31, 2003                                  $26,369,000

                  June 30, 2003                                   $27,571,000

                  September 30, 2003                              $94,350,000

                  December 31, 2003                               $101,563,000

                  March 31, 2004                                  $108,689,000

                  June 30, 2004                                   $115,839,000

                  September 30, 2004                              $123,181,000

                  December 31, 2004                               $130,719,000

                  March 31, 2005                                  $138,238,000

                  June 30, 2005                                   $145,665,000

                  September 30, 2005                              $153,270,000

                  December 31, 2005                               $161,059,000

                  March 31, 2006                                  $168,851,000

                  June 30, 2006                                   $176,630,000



                      AMENDMENT NO. 10 & LIMITED WAIVER     16

                  FISCAL QUARTER ENDING                           MINIMUM CORE
                  ---------------------                           ------------
                                                                    REVENUES
                                                                    --------

                  September 30, 2006                              $184,562,000

                  December 31, 2006                               $192,647,000

                  March 31, 2007                                 $200,862,000"


                  (b) CLAUSE (B) of SECTION 7.01 is hereby amended and restated in its entirety as follows (solely for convenience, modified covenant levels are italicized):

                               "(b) MINIMUM EBITDA. As of the last day of each
                  fiscal quarter ending on or about each date set forth below, the Borrowers shall not permit EBITDA for all of the Borrowers on a combined basis for the two fiscal quarters then ending to be less than the following:

                  FISCAL QUARTER ENDING                   MINIMUM
                  ---------------------                   -------
                                                          EBITDA
                                                          ------

                  March 31, 2002                       $(23,778,000)

                  June 30, 2002                        $(23,594,000)

                  September 30, 2002                   $(22,178,000)

                  December 31, 2002                    $(22,593,000)

                  March 31, 2003                       $(22,501,000)

                  June 30, 2003                        $(21,408,000)

                  September 30, 2003                   $37,999,000

                  December 31, 2003                    $48,006,000

                  March 31, 2004                       $56,432,000

                  June 30, 2004                        $64,727,000

                  September 30, 2004                   $74,797,000

                  December 31, 2004                    $85,175,000

                  March 31, 2005                       $91,593,000

                  June 30, 2005                        $97,885,000

                  September 30, 2005                   $108,300,000

                  December 31, 2005                    $118,986,000


                      AMENDMENT NO. 10 & LIMITED WAIVER     17

                  FISCAL QUARTER ENDING                   MINIMUM
                  ---------------------                   -------
                                                          EBITDA
                                                          ------


                  March 31, 2006                       $124,581,000

                  June 30, 2006                        $129,900,000

                  September 30, 2006                   $140,279,000

                  December 31, 2006                    $150,876,000

                  March 31, 2007                       $154,619,000"


                  (c) CLAUSE (C) of SECTION 7.01 is hereby amended and restated in its entirety as follows (solely for convenience, modified covenant levels are italicized):

                                    "(c) MAXIMUM CAPITAL EXPENDITURES. As of the
                  last day of each fiscal quarter ending on or about each date set forth below, the Borrowers shall not permit capital expenditures (other than IRU Cap Ex) on a combined basis to exceed the following:

                  FISCAL QUARTER ENDING                    MAXIMUM
                  ---------------------                    -------
                                                           CAPITAL
                                                           --------
                                                           EXPENDITURES
                                                           ------------

                  March 31, 2002                           $12,500,000

                  June 30, 2002                            $10,500,000

                  September 30, 2002                       $8,500,000

                  December 31, 2002                        $8,500,000

                  March 31, 2003                           $8,700,000

                  June 30, 2003                            $12,575,000

                  September 30, 2003                       $20,954,000

                  December 31, 2003                        $22,458,000

                  March 31, 2004                           $18,639,000

                  June 30, 2004                            $19,753,000

                  September 30, 2004                       $20,931,000

                  December 31, 2004                        $22,178,000

                  March 31, 2005                           $19,861,000

                  June 30, 2005                            $20,799,000

                  September 30, 2005                       $21,780,000

                  December 31, 2005                        $22,804,000



                      AMENDMENT NO. 10 & LIMITED WAIVER     18

                  FISCAL QUARTER ENDING                    MAXIMUM
                  ---------------------                    -------
                                                           CAPITAL
                                                           --------
                                                           EXPENDITURES
                                                           ------------


                  March 31, 2006                           $17,279,000

                  June 30, 2006                            $17,850,000

                  September 30, 2006                       $18,439,000

                  December 31, 2006                        $19,045,000

                  March 31, 2007                           $19,670,000


                  ; PROVIDED that to the extent that capital expenditures permitted for any fiscal quarter during the 2002 fiscal year exceed actual capital expenditures for such fiscal quarter, the excess shall be permitted to be carried over to the immediately succeeding fiscal quarter (the "Carry Over Amount"); PROVIDED, HOWEVER, all amounts used for capital expenditures in any fiscal quarter shall be deemed to count first against any amounts carried over to such fiscal quarter and then against any remaining amount permitted for any such fiscal quarter; PROVIDED FURTHER, that, in no event shall the Carry Over Amount from any fiscal quarter exceed (i) $2,500,000 for the fiscal quarter ending March 31, 2002, (ii) $5,000,000 for the fiscal quarter ending June 30, 2002, (iii) $7,500,000 for the fiscal quarter ending September 30, 2002 and (iv) $10,000,000 for the fiscal quarter ending December 31, 2002; PROVIDED STILL FURTHER that no unused capital expenditures may be carried over from the 2001 fiscal year or beyond the fiscal quarter ending June 30, 2003."

                  1.10 AMENDMENTS TO SECTION 8.04 (COLLECTION OF ACCOUNTS AND RESTRICTED ACCOUNT ARRANGEMENTS). SECTION 8.04 is hereby amended to insert the following new language at the end thereof as follows:

                           "Wachovia in its capacity as the depository
                  institution with respect to the Collection Accounts shall have no liability to any Agent, Lender or any Loan Party or any of its Affiliates arising either directly or indirectly, by reason of any Restricted Account Agreement or any transaction or service contemplated by the provisions thereof, unless occasioned by the gross negligence or willful misconduct of Wachovia."

                  1.11 AMENDMENT TO ARTICLE XI (MISCELLANEOUS).

                  (a) AMENDMENT TO SECTION 11.08(C) (ASSIGNMENTS). CLAUSE (I) of
      SECTION 11.08(C) is hereby amended by inserting the words "at least" before the figure "$5,000,000" appearing therein.

                  1.12 AMENDMENT TO ANNEX C. ANNEX C of the Loan Agreement is hereby amended to include the dollar amounts of each scheduled reduction as set forth on ATTACHMENT B attached hereto.



                      AMENDMENT NO. 10 & LIMITED WAIVER     19

                  1.13 AMENDMENT TO EXHIBITS. The Exhibits are further amended by (i) deleting Exhibit R in its entirety and inserting on the Table of Contents the words "Intentionally Omitted", (ii) inserting new EXHIBIT W substantially in the form attached hereto as ATTACHMENT D with such modifications as may be acceptable to the Collateral Agent.

                  2. LIMITED WAIVERS TO LOAN AGREEMENT.

                  2.1 PREPAYMENT OF LOANS FROM NET ASSET SALE PROCEEDS RECEIVED FROM CENTURYTEL ASSET SALE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Amendment, Requisite Lenders hereby agree to waive, compliance with the provisions of SECTIONS 2.08(C), 2.09(C)(III) and 6.03(A)(III) of the Loan Agreement and Section 4(b), clause (i), of the Seventh Amendment solely to the extent necessary to permit Borrowers not to apply the Net Asset Sale Proceeds received by Borrowers on February 28, 2002 in connection with the CenturyTel Asset Sale to prepay the Loans and permanently reduce the Revolving Loan Commitment Amount.

                  2.2 PREPAYMENT OF LOANS FROM ADDITIONAL NOTE BUYBACK. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Amendment, Requisite Lenders hereby agree to waive, any Default or Event of Default that may have occurred solely as a result of Borrowers' failure to comply with the provisions of
      Section 2(a), clause (4) of the Seventh Amendment; PROVIDED that on or before the Tenth Amendment Effective Date, Borrowers shall apply 50% of the Additional Proceeds Amount (as defined in the Seventh Amendment) to prepay, subject to SECTION 2.08(D) of the Loan Agreement, the Term Loans and permanently reduce the Revolving Loan Commitment Amount, each on a pro rata basis.

                  2.3 PREPAYMENT OF LOANS FROM SALE OF KMC I-III PORTS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Amendment, the Requisite Lenders hereby agree to waive, compliance with SECTIONS 2.09(C)(III), 6.03(A)(III) and
      6.11 of the Loan Agreement solely to the extent necessary to (i) permit Borrowers to transfer the KMC I-III Ports to a Data Subsidiary substantially concurrently with the Securitization of the Qwest/MGS Extension and (ii) permit Borrower not to apply the amounts received by Borrowers for the sale of the KMC I-III Ports to a Data Subsidiary to prepay Loans and permanently reduce the Revolving Loan Commitment Amount pursuant to SECTION 2.09(C)(III). Upon such transfer and receipt of documentation satisfactory to Collateral Agent, the Collateral Agent shall release its liens on such KMC I-III Ports.

                  2.4 SECOND SERIES ADDITIONAL NOTE BUYBACK. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Amendment, the Requisite Lenders hereby agree to waive:

                  (a) compliance with the restrictions contained in SECTION 6.09 of the Loan Agreement and clause (i) of the last sentence of Section 2.1 (the "AUGUST COVENANT") of that certain Limited Waiver to Loan Agreement dated as of August 30, 2001, solely to the extent necessary to permit Data Holdco to purchase, in one or a series of purchases, Additional



                      AMENDMENT NO. 10 & LIMITED WAIVER     20

Purchased Notes (each a "SECOND SERIES ADDITIONAL PURCHASED NOTE" and collectively, the "SECOND SERIES ADDITIONAL PURCHASED NOTES") on the following terms and conditions (the "SECOND SERIES ADDITIONAL NOTE BUYBACK"), it being understood and agreed that any failure by any Loan Party to comply with the provisions of this Section 2.4(a) shall constitute an immediate Event of Default under the Loan Agreement;

                  (1) the aggregate cash paid to purchase the Second Series Additional Purchased Notes shall not exceed $9,000,000;

                  (2) the Second Series Additional Purchased Notes shall be purchased from Persons other than KMC Holdings or any of its Subsidiaries or any of their respective Affiliates;

                  (3) the purchase price of each SECOND SERIES ADDITIONAL PURCHASED Note shall not exceed ten percent (10%) of the Accreted Value (as defined in such Indenture) of such Second Series Additional Purchased Note calculated as of the date of such purchase;

                  (4) to the extent such Second Series Additional Purchased Notes are not otherwise transferred to a Lender or Lenders as compensation pursuant to Section 5.30 of the Loan Agreement, as soon as possible and in any event no later than the first Business Day following the consummation of any Second Series Additional Note Buyback, Data Holdco shall have transferred (directly, or indirectly through KMC Holdings) to KMC the related Second Series Additional Purchased Notes; PROVIDED that such transfer shall be effected pursuant to documentation in form and substance satisfactory to the Collateral Agent; and PROVIDED FURTHER that neither KMC nor any other Loan Party shall make any payment or otherwise incur any obligation to Data Holdco or any other Person in connection with such transfer (nor shall such transfer be offset against, or treated as a payment or prepayment of, any amount to become due from any Data Subsidiary or any such other Person); and

                  (5) to the extent such Second Series Additional Purchased Notes are not otherwise transferred to a Lender or Lenders as compensation pursuant to Section 5.30 of the Loan Agreement, as soon as possible and in any event no later than five (5) Business Days following the consummation of any Second Series Additional Note Buyback (which date may be extended in writing by the Collateral Agent in their sole discretion), (i) KMC shall have pledged the related Second Series Additional Purchased Notes pursuant to the terms of that certain Pledge Agreement dated as of December 22, 1998 (as amended through the dated hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time, the "KMC PLEDGE AGREEMENT") between KMC and the Collateral Agent, including, without limitation, by delivering to the Agents executed counterparts of the Pledge Supplement to the KMC Pledge Agreement duly executed by KMC and (ii) KMC shall have executed and delivered to the Agent and Collateral Agent an amendment to the Account Control Agreement dated as of November 8, 2001, as amended, among KMC, Collateral Agent and First Union National Bank, as Securities Intermediary, modifying the definition of Eligible Investments appearing therein to include the Second Series Additional Purchased Notes, such amendment to be in form and substance acceptable to the Collateral Agent;



                      AMENDMENT NO. 10 & LIMITED WAIVER     21

                  (b) compliance with the restrictions contained in SECTION 6.07 of the Loan Agreement solely to the extent necessary to permit KMC to own the Second Series Additional Purchased Notes, or hold such notes registered in its name; and

                  (c) compliance with the restrictions contained in SECTIONS
6.09 and 6.11 of the Loan Agreement and the August Covenant solely to the extent necessary to permit Data Holdco to transfer (directly, or indirectly through KMC Holdings) to KMC all or a portion of the Second Series Additional Purchased Notes.

                  2.5 MERGER OF LEASING I, LEASING II AND LEASING III. The Borrowers have advised the Lenders that Leasing II and Leasing III will be merged with and into Leasing I which will be the surviving entity (the "LEASING MERGER") or Leasing II and Leasing III will be liquidated (the "LEASING LIQUIDATION"). On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Amendment, Requisite Lenders hereby agree to waive, for one time only, compliance with the provisions of SECTIONS 6.03(A)(I) (requiring, among other things, that the applicable Borrower provide the Agent with thirty (30) days prior written notice to the Agent prior to consummating a merger with another Borrower) solely to the extent necessary to permit Leasing I, Leasing II and Leasing III to consummate the Leasing Merger or the Leasing Liquidation, PROVIDED that on or before the Leasing Merger or Leasing Liquidation, the Loan Parties shall have delivered the agreements to be entered into by and among Leasing I, Leasing II and Leasing III and pursuant to which the Leasing Merger or Leasing Liquidation shall be consummated, together with any other documents and instruments executed in connection therewith, all in form and substance satisfactory to the Requisite Lenders in their sole discretion (collectively, the "LEASING RESTRUCTURING AGREEMENTS").

                  2.6 PRE-PAID EXPENSE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Amendment, the Requisite Lenders hereby agree to waive, any Default or Event of Default which may have occurred pursuant to Section 9.01(b) of the Loan Agreement solely as a result of Borrowers' failure to comply with the provisions of SECTIONS 6.11 and 6.13 of the Loan Agreement by permitting KMC Holdings to account for the $200,000,000 payment made by Data Holdco to KMC Holdings on or about the Fourth Amendment Effective Date as a prepaid expense; PROVIDED that on or before the Tenth Amendment Effective Date, (i) KMC Holdings shall execute in favor of Data Holdco a subordinated intercompany note in the principal amount of $152,495,848 substantially in the form of ATTACHMENT F annexed hereto (the "DATA HOLDCO NOTE") evidencing such pre-paid expense, (ii) Data Holdco shall pledge the Data Holdco Note to the Collateral Agent for the benefit of Agents and Lenders, as Collateral for the Obligations, by executing in favor of Collateral Agent a Pledge Agreement substantially in the form of ATTACHMENT G hereto (the "DATA HOLDCO PLEDGE AGREEMENT") and delivering the Data Holdco Note to Collateral Agent, duly endorsed in blank by Data Holdco and (iii) in no event shall any amounts owing by Data Holdco or any Data Subsidiary to any Loan Party be permitted to be offset against or treated as a payment or prepayment of any amounts owing under the Data Holdco Note or such prepaid expense.



                      AMENDMENT NO. 10 & LIMITED WAIVER     22

                  2.7 $739,013,300 INTERCOMPANY LOAN. On the basis of the representations and warranties contained in this Amendment, and subject to the terms and conditions of this Amendment, the Requisite Lenders hereby agree to waive any Default or Event of Default which may have occurred under SECTION 9.01(B) of the Loan Agreement solely as a result of the existence prior to the Tenth Amendment Effective Date of any intercompany loans owed by KMC to KMC Holdings in violation of SECTIONS 6.11 and 6.13 of the Loan Agreement; PROVIDED that on or before the Tenth Amendment Effective Date the Agent shall have received a balance sheet as of January 31, 2002 reflecting that all such intercompany Indebtedness has been converted to equity.

                  2.8 KNT. On the basis of the representations and warranties contained in this Amendment, and subject to the terms and conditions of this Amendment, the Requisite Lenders hereby agree to waive any Defaults or Events of Default which may have occurred under SECTIONS 9.01(B) of the Loan Agreement solely as a result of the Borrowers' failure to submit to Agent and Lenders a proposal in form and substance satisfactory to Agents and Required Lenders pursuant to SECTION 5.23 of the Loan Agreement; PROVIDED that the waiver set forth in this Section 2.8 shall cease to be of any force or effect on July 1, 2003 or upon the occurrence of an Event of Default, whichever is earlier; PROVIDED FURTHER that the Lenders hereby otherwise reserve all rights with respect to such Defaults or Events of Default as set forth in Section 4.2 of this Amendment.

                  2.9 DEFERRAL OF CERTAIN PAYMENTS. On the basis of the representations and warranties contained in this Amendment, certain Lenders (the "DEFERRING LENDERS") have agreed or may agree (as described in Section 5.30) to the deferral (the "DEFERRAL") until the earlier of June 30, 2003 and the occurrence of an Event of Default (such earlier date being the "DEFERRAL TERMINATION DATE") of the payment of their respective pro rata shares of the following amounts (collectively, the "DEFERRED AMOUNTS"): (i) the installments of principal of the Loans scheduled to be paid on April 1, 2003 (the "DEFERRAL DATE") and (ii) any mandatory prepayments of principal on the Revolving Loans which may be due on the Deferral Date under Section 2.09 (d) (i) in connection with the Revolving Loan Commitment Amount reduction scheduled for the Deferral Date under
      Section 2.09 (c) (ix) and Annex C (PROVIDED that such Deferring Lenders' Revolving Loan Commitment Amounts SHALL be reduced on the Deferral Date as set forth in Annex C). The Agent is hereby directed to apply any payments it shall receive with respect to the Deferred Amounts (unless the Deferring Lenders notify the Agent that the Deferral has been terminated) to the balance of the Loans held by the Lenders other than the Deferring Lenders. The parties hereto acknowledge that the above Deferral shall terminate on the Deferral Termination Date, and hereby consent to the payment of such Deferred Amounts to the Deferring Lenders on the Deferral Termination Date. The Deferring Lenders shall deliver a letter of deferral to the Agent setting forth the above terms.

                  3. LIMITATION OF WAIVER. Without limiting the generality of the provisions of Section 11.02(b) of the Loan Agreement, the waivers set forth above shall be limited precisely as written and relate solely to noncompliance by the Borrowers with the provisions of Sections 2.08(c), 2.09(c)(iii), 5.23, 6.03(a)(i), 6.03(a)(iii), 6.07, 6.09, 6.11, 6.13 and 9.01(b) of the Loan



                      AMENDMENT NO. 10 & LIMITED WAIVER     23

Agreement, the August Covenant and Section 4(b), clause (i), of the Seventh Amendment in the manner and to the extent described above and nothing in this Amendment shall be deemed to:

                  (a) constitute a waiver of compliance by the Borrowers with respect to (i) SECTIONS 2.08(C), 2.09(C)(III), 5.23, 6.03(A)(I), 6.03(A)(III),
6.07, 6.09, 6.11, 6.13 and 9.01(B) of the Loan Agreement, the August Covenant and Section 4(b), clause (i), of the Seventh Amendment in any other instance or
(ii) any other term, provision or condition of the Loan Agreement or any other instrument or agreement referred to therein; or

                  (b) prejudice any right or remedy that the Agents or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Loan Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                  4. RESERVATION OF RIGHTS; RELEASE OF CLAIMS.

                  4.1 RESERVATION OF RIGHTS. The Agents, on behalf of the Lenders, have not, as of the date hereof, exercised their rights and remedies under the Loan Agreement and the other Loan Documents with respect to any Default or Event of Default referenced in Section 2.8 hereof. Although the Agents, on behalf of the Lenders, have not as of the date hereof, exercised with respect to any such Default or Event of Default any of the rights, remedies, powers and privileges of the Agents and/or the Lenders under the Loan Agreement and the other Loan Documents, such non-exercise and any future non-exercise of any rights, remedies, powers and privileges by any of the Agents or Lenders with respect to any Default or Event of Default (whether now existing or hereafter occurring), shall not in any manner be deemed or construed as a waiver thereof except as expressly provided herein. With respect to such Defaults and Events of Default referenced in Section 2.8, each of the Agents, on behalf of the Lenders, hereby reserves its rights to exercise, without further notice to Borrowers or any other Loan Party, any and all rights, remedies, powers, privileges of each such Agent on behalf of the Lenders, under the Loan Agreement, as such Agent deems appropriate in respect of any such Defaults or Events of Defaults, at any time after the earlier to occur of an Event of Default or July 1, 2003. The Agents and Lenders hereby reserve and preserve all of their respective rights and remedies under the Loan Agreement, the other Loan Documents and applicable law, and the Agents' and Lenders' voluntary action or inaction, if any, from exercising any of such rights or remedies is not intended (and should not be construed), except as expressly provided in Section 2.8 hereof, as a waiver of such Defaults and Events of Default or a waiver of its rights and remedies with respect to them.

                  4.2 RELEASE AND DISCHARGE OF CLAIMS AND ACTIONS. TO INDUCE THE AGENTS AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH BORROWER AND EACH GUARANTOR ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES AND AFFILIATES EACH HEREBY KNOWINGLY,



                      AMENDMENT NO. 10 & LIMITED WAIVER     24

      VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY RELEASES, ACQUITS AND FOREVER DISCHARGES EACH OF THE AGENTS AND EACH LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT ANY BORROWER OR ANY GUARANTOR NOW HAVE OR EVER HAD AGAINST ANY AGENTS OR LENDER ARISING UNDER, BASED UPON OR IN CONNECTION WITH THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER FROM THE BEGINNING OF THE WORLD TO AND INCLUDING THE TENTH AMENDMENT EFFECTIVE DATE.

                  4.3 RELEASE OF COLLATERAL. Requisite Lenders hereby consent pursuant to Section 10.08(a) of the Loan Agreement to the release of up to $43,000,000 [face value] of Purchased Notes to be transferred, in accordance with Section 5.30 and direct the Collateral Agent to take all such action as may be necessary to effect the foregoing.

                  5. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above written (the "TENTH AMENDMENT EFFECTIVE DATE"), if, and only if, the following conditions are satisfied or waived in writing BY Requisite Lenders:

                  (a) the Agent shall have received the following items:

                  (1) this Amendment duly executed by the appropriate parties,

                  (2) a Reaffirmation of Guaranty in the form of ATTACHMENT H annexed hereto duly executed by KMC Holdings, KMC I Services LLC, KMC II Services LLC, Data Holdco, KMC Financing, KMC Financial Services, Holdings IV, KMC IV, KMC IV Services LLC, KMC Telecom Leasing IV LLC and KMC Telecom IV of Virginia, Inc.

                  (3) a Collateral Assignment of Option Agreements duly executed by the applicable Borrower and in form and substance satisfactory to Collateral Agent;

                  (4) an Amendment No. 2 to Pledge Agreement in the form acceptable to the Collateral Agent providing for the present right to vote the Pledged Notes, duly executed by KMC (the "KMC PLEDGE AMENDMENT");

                  (5) evidence that such all intercompany Indebtedness owed by KMC to KMC Holdings has been converted to equity pursuant to documentation in form and substance satisfactory to the Collateral Agent;

                  (6) the written opinion of special counsel for the Borrowers and KMC Holdings, addressed to the Agent, the Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory to) Requisite Lenders, with opinion as to, among other things, (i) the enforceability of the Tenth Amendment, the Loan



                      AMENDMENT NO. 10 & LIMITED WAIVER     25

Agreement as amended by the Tenth Amendment, the KMC Pledge Amendment, and any other security documents executed in connection with the Tenth Amendment, (ii) the perfection of any liens granted on the Tenth Amendment Effective Date, (iii) the creation and perfection of liens in the securities accounts, (iv) no conflicts with applicable laws or contractual obligations, and (v) the due authorization, execution and delivery of the Tenth Amendment and the other Loan Documents to be delivered on the Tenth Amendment Effective Date;

                  (7) certificates, of the secretary or assistant secretary or the sole member, as the case may be, of each of the Borrowers, KMC Holdings and Data Holdco, certifying (i) that the articles of organization or certificate of formation or other equivalent, and the bylaws or operating agreement or other equivalent, of each such Loan Party have not changed since last delivered, (ii) that attached thereto are true and complete copies of (x) resolutions duly adopted by the Board of Directors or sole member, as the case may be, of such Loan Party authorizing the execution, delivery and performance of the Tenth Amendment and such other documents, instruments or certificate executed in connection therewith (collectively, the "TENTH AMENDMENT DOCUMENTATION") to which it is a party and (y) certificates of good standing from the jurisdiction of incorporation or organization of such Loan Party, and to the extent requested by the Agent and Collateral Agent, from jurisdictions where authorized to do business, each dated a recent date prior to the Tenth Amendment Effective Date and certified by the applicable Secretary of State or other Governmental Authority, (iii) the names and true signatures of the officers authorized to sign the Tenth Amendment Documentation to which such Loan Party is a party;

                  (8) a detailed description of all equipment and other assets of KMC VII and evidence that such equipment and assets shall have been transferred to a Borrower and pledged to the Collateral Agent as additional Collateral for the Obligations;

                  (9) the Data Holdco Note, duly executed by KMC Holdings and endorsed in blank by Data Holdco; and

                  (10) the Data Holdco Pledge Agreement, duly executed by Data Holdco and Collateral Agent.

                  (b) the Collateral Agent shall have received evidence satisfactory to the Collateral Agent that the Collateral Agent's security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens, including by (A) filing Mortgages, the Collateral Assignment of Licenses, the Collateral Assignment of Leases, leasehold mortgages and UCC-1 financing statements (including, without limitation, fixture filings) in certain filing and recording offices and (C) taking possession of stock certificates and other instruments, in each case, as requested by the Collateral Agent;

                  (c) the Agents shall have received evidence that Harold N. Kamine, his Equity Affiliates, Nassau Capital Partners L.P., and NAS Partners I L.L.C. shall have agreed to either defer their right to receive interest payments on the notes issued pursuant to the Indentures or contribute such payments as equity to KMC Holdings, in each case pursuant to documentation in form and substance satisfactory to the Requisite Lenders.



                      AMENDMENT NO. 10 & LIMITED WAIVER     26

                  (d) the Collateral Agent shall have received a completed Perfection Certificate signed by the chief financial officer of KMC Holdings in form and substance acceptable to the Collateral Agent;

                  (e) all outstanding and invoiced fees and expenses of Agents and Lenders shall have been paid in full, including fees and expenses of PriceWaterhouseCoopers and counsel to Lenders; and

                  (f) the Requisite Lenders shall have received such other documents, agreements and instruments as they may reasonably require.

                  6. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. In order to induce the Lenders to enter into this Amendment in the manner provided herein, each Borrower hereby represents and warrants, as to each Borrower or each Loan Party, as the case may be, that after giving effect to this Amendment:

                  (a) AUTHORIZATION OF AGREEMENTS; BINDING OBLIGATIONS. The execution and delivery of this Amendment and the performance of the Loan Agreement as amended by this Amendment (as so amended, the "AMENDED AGREEMENT") have been duly authorized by all necessary corporate action on the part of such Borrower and constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms except as may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (b) CORPORATE POWER AND AUTHORITY. Such Borrower has all requisite corporate power and authority to enter into this Amendment, and such Loan Party has all requisite corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement, as amended by this Amendment.

                  (c) NO CONFLICT. The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable such Borrower, the Certificate or Articles of Incorporation or Bylaws (or comparable organizational documents) of such Borrower or any order, judgment or decree of any court or other agency or government binding on such Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Borrower (other than Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of such Borrower.

                  (d) GOVERNMENT CONSENTS. The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of or notice to, or other action to, with or by, any multi-national, federal, provincial, state, municipal, local or other governmental authority or regulatory body.



                      AMENDMENT NO. 10 & LIMITED WAIVER     27

                  (e) ABSENCE OF DEFAULTS. As of the date hereof, and after giving effect to this Amendment, such Borrower shall be in compliance with all the terms and provisions set forth in the Amended Agreement on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing

                  (f) REAFFIRMATION. Upon the effectiveness of this Amendment, such Borrower hereby reaffirms all representations and warranties made in the Loan Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

                  7. REFERENCE TO AND EFFECT ON THE LOAN AGREEMENT.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to "this Loan Agreement," "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) The Loan Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                  8. FEES AND EXPENSES. Each Borrower acknowledges and agrees that all costs, fees and expenses as described in Section 11.04 of the Loan Agreement incurred by Agents, Lenders and their respective counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

                  9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE LOAN AGREEMENT AND THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

                  10. PARAGRAPH HEADINGS. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.



                      AMENDMENT NO. 10 & LIMITED WAIVER     28

                  11. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




                      AMENDMENT NO. 10 & LIMITED WAIVER     29

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                  THE BORROWERS:

                                  KMC TELECOM LLC (f/k/a KMC TELECOM
                                  INC.)


                                  KMC TELECOM II LLC (f/k/a KMC TELECOM
                                  II, INC.)


                                  KMC TELECOM III LLC (f/k/a KMC TELECOM
                                  III, INC.)


                                  KMC TELECOM OF VIRGINIA, INC.


                                  KMC TELECOM.COM, INC.


                                  In each case:


                                  By:/S/ CONSTANCE LOOSEMORE
                                     ------------------------
                                  Name:  Constance Loosemore
                                  Title:  Vice President, Treasurer

                                  KMC TELECOM LEASING I LLC
                                  By:  KMC TELECOM INC., as its Sole Member


                                  By:/S/ CONSTANCE LOOSEMORE
                                     ------------------------
                                  Name:  Constance Loosemore
                                  Title:  Vice President, Treasurer


                                  KMC TELECOM LEASING II LLC
                                  By:  KMC TELECOM II, INC., as its Sole Member


                                  By:/S/ CONSTANCE LOOSEMORE
                                     ------------------------
                                  Name:  Constance Loosemore
                                  Title:  Vice President, Treasurer





                      AMENDMENT NO. 10 & LIMITED WAIVER     S-1

                                  KMC TELECOM LEASING III LLC

                                  KMC III SERVICES LLC

                                  In each case:

                                  By:  KMC TELECOM III, INC., as Sole Member


                                  By:/S/ CONSTANCE LOOSEMORE
                                     ------------------------
                                  Name:  Constance Loosemore
                                  Title:  Vice President, Treasurer


                                  WACHOVIA BANK, NATIONAL
                                  ASSOCIATION (f/k/a FIRST UNION NATIONAL
                                  BANK), as the Agent and as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:


                                  CIT LENDING SERVICES CORPORATION
                                  (f/k/a NEWCOURT COMMERCIAL FINANCE
                                  CORPORATION), as the Collateral Agent and as a Lender


                                  By:/S/ MICHAEL V. MONAHAN
                                     ------------------------
                                  Name:  Michael V. Monahan
                                  Title:  Vice President



                                  CANADIAN IMPERIAL BANK OF
                                  COMMERCE, as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:



                      AMENDMENT NO. 10 & LIMITED WAIVER     S-2

                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION, as a Lender


                                  By:/S/ BRIAN P. WARD
                                     ------------------------
                                  Name:  Brian P. Ward
                                  Title:  Manager-Operations


                                  LT HOLDCO II LLC, as a Lender
                                  By:  SFG XVI, Inc., its Manager


                                  By:/S/ DAVID SAWYER
                                     ------------------------
                                  Name:  David Sawyer
                                  Title:  Vice President


                                  CREDIT SUISSE FIRST BOSTON, as a Lender


                                  By:/S/ DAVID SAWYER
                                     ------------------------
                                  Name:  David Sawyer
                                  Title:  Director


                                  By:/S/ CAROL FLATON
                                     ------------------------
                                  Name:  Carol Flaton
                                  Title:  Director


                                  DRESDNER BANK AG NEW YORK AND
                                  GRAND CAYMAN BRANCHES, as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:

                                  By:
                                     ------------------------
                                  Name:
                                  Title:


                                  MORGAN STANLEY SENIOR FUNDING, INC.,
                                  as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:


                      AMENDMENT NO. 10 & LIMITED WAIVER     S-3

                                  MORGAN STANLEY DEAN WITTER PRIME
                                  INCOME TRUST, as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:


                                  UNION BANK OF CALIFORNIA, N.A., as a
                                  Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:


                                  STEIN ROE & FARNHAM INCORPORATED
                                  as agent for KEYPORT LIFE INSURANCE
                                  COMPANY, as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:


                                  STEIN ROE FLOATING RATE LIMITED
                                  LIABILITY COMPANY, as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:


                                  IBM CREDIT CORPORATION, as a Lender


                                  By:
                                     ------------------------
                                  Name:
                                  Title:




                      AMENDMENT NO. 10 & LIMITED WAIVER     S-4

WACHOVIA BANK, NATIONAL ASSOCIATION

(f/k/a FIRST UNION NATIONAL BANK), as the Agent


By:/S/ G.C. ULLRICH
   ------------------------
Name:  G.C. Ullrich
Title:  Senior Vice President



                      AMENDMENT NO. 10 & LIMITED WAIVER     S-5

                                                                    ATTACHMENT B
                                                              TO TENTH AMENDMENT


                                    ANNEX C

                  REVOLVING LOAN COMMITMENT AMOUNT REDUCTIONS
                  -------------------------------------------



                         PERCENTAGE REDUCTION OF
                         -----------------------
                         INITIAL REVOLVING LOAN
                         ----------------------
     PAYMENT DATE             COMMITMENT                      REDUCTION AMOUNT
     ------------             ----------                      ----------------


April 1, 2003                   5.00%                     $8,750,000

July 1, 2003                    3.75%                     $6,562,500

October 1, 2003                 3.75%                     $6,562,500

January 1, 2004                 3.75%                     $6,562,500

April 1, 2004                   3.75%                     $6,562,500

July 1, 2004                    6.25%                     $10,937,500

October 1, 2004                 6.25%                     $10,937,500

January 1, 2005                 6.25%                     $10,937,500

April 1, 2005                   6.25%                     $10,937,500

July 1, 2005                    6.25%                     $10,937,500

October 1, 2005                 6.25%                     $10,937,500

January 1, 2006                 6.25%                     $10,937,500

April 1, 2006                   6.25%                     $10,937,500

July 1, 2006                    7.50%                     $13,125,000

October 1, 2006                 7.50%                     $13,125,000

January 1, 2007                 7.50%                     $13,125,000



                      AMENDMENT NO. 10 & LIMITED WAIVER     S-1

April 1, 2007                   7.50%                     $13,125,000

TOTAL                            100%                     175,000,000





                      AMENDMENT NO. 10 & LIMITED WAIVER     S-2

                             TERM A LOAN REDUCTIONS
                             ----------------------

                              Percentage of Initial
                            Principal Amount of Term
                                     A Loans


    PAYMENT DATE                TO BE REPAID              Reduction Amount
    ------------                ------------

April 1, 2003                     5.00%                         $3,750,000

July 1, 2003                      3.75%                         $2,812,500

October 1, 2003                   3.75%                         $2,812,500

January 1, 2004                   3.75%                         $2,812,500

April 1, 2004                     3.75%                         $2,812,500

July 1, 2004                      6.25%                         $4,687,500

October 1, 2004                   6.25%                         $4,687,500

January 1, 2005                   6.25%                         $4,687,500

April 1, 2005                     6.25%                         $4,687,500

July 1, 2005                      6.25%                         $4,687,500

October 1, 2005                   6.25%                         $4,687,500

January 1, 2006                   6.25%                         $4,687,500

April 1, 2006                     6.25%                         $4,687,500

July 1, 2006                      7.50%                         $5,625,000

October 1, 2006                   7.50%                         $5,625,000

January 1, 2007                   7.50%                         $5,625,000

April 1, 2007                     7.50%                         $5,625,000

TOTAL                              100%                        $75,000,000



                      AMENDMENT NO. 10 & LIMITED WAIVER     S-3

                             TERM B LOAN REDUCTIONS
                             ----------------------

                             Percentage of Principal
                             Amount of Term B Loans
PAYMENT DATE                    TO BE REPAID                REDUCTION AMOUNT
------------                    ------------                ----------------


April 1, 2003                     5.00%                        $20,997,005

July 1, 2003                      3.75%                        $15,747,754

October 1, 2003                   3.75%                        $15,747,754

January 1, 2004                   3.75%                        $15,747,754

April 1, 2004                     3.75%                        $15,747,754

July 1, 2004                      6.25%                        $26,246,257

October 1, 2004                   6.25%                        $26,246,257

January 1, 2005                   6.25%                        $26,246,257

April 1, 2005                     6.25%                        $26,246,257

July 1, 2005                      6.25%                        $26,246,257

October 1, 2005                   6.25%                        $26,246,257

January 1, 2006                   6.25%                        $26,246,257

April 1, 2006                     6.25%                        $26,246,257

July 1, 2006                      7.50%                        $31,495,508

October 1, 2006                   7.50%                        $31,495,508

January 1, 2007                   7.50%                        $31,495,508

April 1, 2007                     7.50%                        $31,495,508

TOTAL                              100%                        $419,940,109




                      AMENDMENT NO. 10 & LIMITED WAIVER     S-4

                                                                    ATTACHMENT D
                                                              TO TENTH AMENDMENT


                     REQUEST FOR COLLATERAL ACCOUNT RELEASE


To:      CIT Lending Services Corporation
         (f/k/a Newcourt Commercial Finance Corporation), as Collateral Agent
         1 CIT Drive
         Livingston, New Jersey 07039
         Attention: Vice President Credit-Communications
         & Media Finance Group
         Reference: KMC
         Facsimile: 973-535-1752
         Confirmation: 973-422-3184

         Wachovia Bank, National Association
         (f/k/a First Union National Bank)
         as Administrative Agent
         301 South College Street, TW-5
         Charlotte, North Carolina 28288-0537
         Attn: Daniel Wolff
         Facsimile: 704-383-6249
         Confirmation: 704-715-8008

Dated: ____________, 200[ ]

Ladies and Gentlemen:

                  The undersigned, KMC Telecom LLC (f/k/a KMC Telecom Inc.), a Delaware limited liability company, KMC Telecom II LLC (f/k/a KMC Telecom II, Inc.), a Delaware limited liability company, KMC Telecom III LLC (f/k/a KMC Telecom III, Inc.), a Delaware limited liability company, KMC Telecom of Virginia, Inc., a Virginia public service company, KMC Telecom Leasing I LLC, a Delaware limited liability company, KMC Telecom Leasing II LLC, a Delaware limited liability company, KMC Telecom Leasing III LLC, a Delaware limited liability company, KMC Telecom.com, Inc., a Delaware corporation, and KMC III Services LLC, a Delaware limited liability company, and the "Additional Borrowers" signatory thereto from time to time (collectively, the "Borrowers"), refer to that certain Amended and Restated Loan and Security Agreement dated as of February 15, 2000, among the Borrowers, the financial institutions signatory thereto from time to time (the "Lenders"), Wachovia Bank, National Association (f/k/a First Union National Bank), as administrative agent for the Lenders (the "Agent") and CIT Lending Services Corporation (f/k/a Newcourt Commercial Finance Corporation), as collateral agent for the Lenders (the "Collateral Agent"; together with the Agent, the "Agents"), as amended by that certain Amendment No. 1 dated as of March 28, 2000 ("AMENDMENT NO. 1"), Amendment No. 2 dated as of July 28, 2000 ("AMENDMENT NO. 2"), Amendment No. 3 and Limited Waiver dated as of February 23, 2001 ("AMENDMENT NO. 3"), Amendment No. 4 dated as of April 12, 2001 ("AMENDMENT NO. 4"), Amendment No. 5 dated as of July 16, 2001, Amendment No. 6 and Limited Waiver dated as of January 31, 2002 ("AMENDMENT NO. 6"), Amendment No. 7,Limited Waiver and Consent dated as of February 20, 2002 ("AMENDMENT NO. 7"), Amendment No. 8 and Extension of Limited Waiver dated as of March 28, 2002 Amendment No. 9 and Extension of Limited Waiver dated as of April 15, 2002, and Amendment No. 10 and Limited Waiver dated as of May __, 2002 ("AMENDMENT NO. 10"; together with the Loan Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, and Amendment No. 9, the "AMENDED LOAN AGREEMENT"). Undefined, capitalized terms used herein shall have the meanings assigned thereto in the Amended Loan Agreement.

                  KMC Telecom II LLC hereby requests that the Agent release certain funds held in Account No. 24827933 of KMC Telecom II LLC maintained with Wachovia Bank, National Association (the "PROPOSED RELEASE") pursuant to Section
5.29 of the Amended Loan Agreement:

                  (i) The amount of the Proposed Release is $[______________________________].

                  (ii) The Business Day of the Proposed Release is ___________ ___, _____.

                  (iii) The proceeds of the Proposed Release which uses are in conformance with the Business Plan are to be used for the purposes as specified on Schedule A attached, hereto.

                  (iv) The bank account into which the proceeds of the Proposed Release are to be transferred is account no. [____________] maintained at [___________________________].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Business Day of the Proposed Release:

                  (A) The representations and warranties contained in Article III of the Amended Loan Agreement are correct in all respects, before and after giving effect to the Proposed Release and to the application of the proceeds therefrom, as though made on as of such date;

                  (B) No event has occurred and is continuing, or would result from such Proposed Release or from the application of the proceeds therefrom, which constitutes either an Event of Default or an event which but for the requirement that notice be given and/or the elapse of time, would constitute an Event of Default;

                  (C) All agreements and all conditions to the Proposed Release contained in Section 5.29(a)-(c) of the Amended Loan Agreement, including without limitation those conditions set forth in Section 4.02 applicable to a Collateral Account Release, which are required to be performed or satisfied by KMC Telecom II LLC on the date hereof or by the Business Day of the Proposed Release have been and will be performed and satisfied; and

                  (D) Attached hereto as Exhibit 1 is an officer's certificate of the chief financial officer of KMC Telecom Holdings, Inc. as required by
Section 4.02(n) of the Amended Loan Agreement.

                                Very truly yours,

                                KMC TELECOM II LLC (f/k/a KMC TELECOM
                                II, INC.)



                                  By:
                                     ------------------------
                                  Name:  Constance Loosemore
                                  Title:  Vice President, Treasurer




Acknowledged and agreed
this _________ day of May:




WACHOVIA BANK, NATIONAL ASSOCIATION
(f/k/a First Union National Bank), as the Agent


By:
   ------------------------
Name:
Title:



CIT LENDING SERVICES CORPORATION
(f/k/a NEWCOURT COMMERCIAL FINANCE
CORPORATION), as the Collateral Agent and as a Lender


By:
   ------------------------
Name:
Title:

                                   SCHEDULE A
                                       TO
                     REQUEST FOR COLLATERAL ACCOUNT RELEASE

DESCRIPTION OF THE PURPOSES FOR WHICH THE PROCEEDS
OF THE PROPOSED RELEASE WILL BE USED


[If the proceeds of the Proposed Release will be used to purchase or reimburse any Borrower for Telecommunications Equipment, a schedule supporting one hundred percent (100%) of Telecommunications Equipment requested to be funded shall be delivered to the Collateral Agent. Such schedule will detail all invoices for equipment, third party labor, permits, other third party costs and all capitalized internal costs of the Borrowers with respect to such Telecommunications Equipment permitted under GAAP. All invoices over $25,000 will be attached to such schedule, delivered to the Collateral Agent, who shall review such invoices and verify that, when combined with the above described capitalized internal costs, such invoices will support at least seventy percent (70%) of the total requested funding. Additionally, any schedules to the Loan Agreement which, as of the date of such Proposed Release, require modification, shall be supplemented and delivered to the Agent.

[If the proceeds of the Proposed Release will be used to pay or reimburse for transaction costs, a copy of the invoice from the provider of the service or other appropriate supporting documentation must be included for the Collateral Agent.]

[If the proceeds of the Proposed Release will be used for working capital or other general corporate purposes, a certificate will be required to be delivered to the Collateral Agent verifying that the making of the Proposed Release does not violate any provision of the Indentures.]

           EXHIBIT 1 TO FORM OF REQUEST FOR COLLATERAL ACCOUNT RELEASE


                         [FORM OF OFFICER'S CERTIFICATE]

                           KMC TELECOM HOLDINGS, INC.
                              OFFICER'S CERTIFICATE
                              ---------------------

                  This Certificate is furnished to the Agents (as defined below) pursuant to Section 4.02(n) of that certain Amended and Restated Loan and Security Agreement, dated as of February 15, 2000, among KMC TELECOM LLC, a Delaware limited liability company (f/k/a KMC TELECOM INC., a Delaware corporation) ("KMC"), KMC TELECOM II LLC, a Delaware limited liability company (f/k/a KMC TELECOM II, INC., a Delaware corporation) ("KMC II"), KMC TELECOM III LLC, a Delaware limited liability company (f/k/a KMC TELECOM III, INC., a Delaware corporation) ("KMC III"), KMC TELECOM OF VIRGINIA, INC., a Virginia public service company ("KMC VIRGINIA"), KMC TELECOM LEASING I LLC, a Delaware limited liability company ("LEASING I"), KMC TELECOM LEASING II LLC, a Delaware limited liability company ("LEASING II"), KMC TELECOM LEASING III LLC, a Delaware limited liability company ("LEASING III"), KMC TELECOM.COM, INC., a Delaware corporation ("TELECOM.COM"), KMC III SERVICES LLC, a Delaware limited liability company ("SERVICES"; KMC, KMC II, KMC III, KMC Virginia, Leasing I , Leasing II, Leasing III, Telecom.com and Services being hereinafter collectively referred to hereinafter as the "BORROWERS"), the "Lenders" party hereto, FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (the "AGENT") and CIT LENDING SERVICES CORPORATION (f/k/a NEWCOURT COMMERCIAL FINANCE CORPORATION), as collateral agent for the Lenders (the "COLLATERAL AGENT"; together with the Agent, the "Agents") (as amended pursuant to that certain Amendment No. 1 dated as of March 28, 2000 ("AMENDMENT NO. 1"), Amendment No. 2 dated as of July 28, 2000 ("AMENDMENT NO. 2"), Amendment No. 3 and Limited Waiver dated as of February 23, 2001 ("AMENDMENT NO. 3"), Amendment No. 4 dated as of April 12, 2001 ("AMENDMENT NO. 4"), Amendment No. 5 dated as of July 16, 2001, Amendment No. 6 and Limited Waiver dated as of January 31, 2002 ("AMENDMENT NO. 6"), Amendment No. 7, Limited Waiver and Consent dated as of February 20, 2002 ("AMENDMENT NO. 7"), Amendment No. 8 and Extension of Limited Waiver dated as of March 28, 2002 ("AMENDMENT NO. 8"), Amendment No. 9 and Extension of Limited Waiver dated as of April 15, 2002 ("AMENDMENT NO. 9"), and Amendment No. 10 and Limited Waiver dated as of May __, 2002 ("AMENDMENT NO. 10"; together with the Loan Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, and Amendment No. 9, the "AMENDED LOAN AGREEMENT"). Undefined, capitalized terms used herein shall have the meanings assigned thereto in the Amended Loan Agreement.

                  Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Amended Loan Agreement.

                  William H. Stewart hereby certifies that he is the duly elected, qualified and acting Executive Vice President and Chief Financial Officer of KMC Telecom Holdings, Inc., and in such capacity hereby certifies that he is familiar with the facts herein certified, is duly authorized to certify the same and does hereby certify that (i) the amount of Available Cash does not exceed $20,000,000.00, exclusive of the CenturyTel Proceeds deposited in the "CIT Lending Services Corporation - KMC II Securities/Proceeds Collateral Account" no. 24827933 maintained at Wachovia Bank, National Association, and
(ii) all amounts required to be transferred by Data Holdco and the Data Subsidiaries to KMC Telecom Holdings, Inc. and contributed by KMC Telecom Holdings, Inc. to the Borrowers pursuant to Section 5.22 of the Loan and Security Agreement have been so transferred and contributed.

                  IN WITNESS WHEREOF, they have executed this Certificate on behalf of the Corporation on this ___ day of _________, _______.


                       KMC TELECOM HOLDINGS, INC.


                       By:
                           -----------------------------------------------------
                            Name:   William H. Stewart
                            Title:  Executive Vice President and Chief Financial
                                    Officer

                                   ENDORSEMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to _____________________ the Subordinated Note dated May ___, 2002 issued by KMC Telecom Holdings, Inc. to the order of KMC Data Holdco LLC in the amount of $152,495,848.00 (the "SUBORDINATED NOTE") and does hereby irrevocably constitute and appoint _______________ as the undersigned's true and lawful attorney, for it and in its name and stead, to assign and transfer the Subordinated Note, and for that purpose to make and execute all necessary endorsements or other acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.


Dated:  May ___, 2002


                                            KMC Data Holdco LLC


                                            By:
                                               -----------------------
                                               Name:
                                               Title:



            REAFFIRMATION OF GUARANTY Exhibit A-1

                                                                    ATTACHMENT F
                                                              TO TENTH AMENDMENT

                                SUBORDINATED NOTE



$152,495,848.00                                      Dated As of:  May ___, 2002


                  FOR VALUE RECEIVED, the undersigned, KMC Telecom Holdings, Inc. ("HOLDINGS"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of KMC Data Holdco LLC, a Delaware limited liability company (the "HOLDER") an amount equal to ONE HUNDRED FIFTY TWO MILLION FOUR HUNDRED NINETY FIVE THOUSAND AND EIGHT HUNDRED FORTY EIGHT AND 00/100 DOLLARS ($152,495,848.00). Capitalized terms not otherwise defined herein shall have the meanings specified in Amended and Restated Loan and Security Agreement, dated as of February 15, 2000, among KMC TELECOM LLC, a Delaware limited liability company (f/k/a KMC TELECOM INC., a Delaware corporation) ("KMC"), KMC TELECOM II LLC, a Delaware limited liability company (f/k/a KMC TELECOM II, INC., a Delaware corporation) ("KMC II"), KMC TELECOM III LLC, a Delaware limited liability company (f/k/a KMC TELECOM III, INC., a Delaware corporation) ("KMC III"), KMC TELECOM OF VIRGINIA, INC., a Virginia public service company ("KMC VIRGINIA"), KMC TELECOM LEASING I LLC, a Delaware limited liability company ("LEASING I"), KMC TELECOM LEASING II LLC, a Delaware limited liability company ("LEASING II"), KMC TELECOM LEASING III LLC, a Delaware limited liability company ("LEASING III"), KMC TELECOM.COM, INC., a Delaware corporation ("TELECOM.COM"), KMC III SERVICES LLC, a Delaware limited liability company ("SERVICES"; KMC, KMC II, KMC III, KMC Virginia, Leasing I , Leasing II, Leasing III, Telecom.com and Services being hereinafter collectively referred to hereinafter as the "BORROWERS"), the "Lenders" party hereto, FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (the "AGENT") and CIT LENDING SERVICES CORPORATION (f/k/a NEWCOURT COMMERCIAL FINANCE CORPORATION), as collateral agent for the Lenders (the "COLLATERAL AGENT"; together with the Agent, the "AGENTS") (as amended the Amended Loan Agreement).

                  Payments of principal on this Note shall be reduced from time to time in an amount equal to the Holder's and its subsidiaries' share of Holdings' expenses incurred in the ordinary course of business in accordance with the Amended Loan Agreement.

                  Payment of principal on this Note is subject to and subordinate to the Obligations due to the Lenders as set forth in the Amended Loan Agreement and will have a maturity date occurring on the third annual anniversary of the Term Loan Termination Date.

                  Holder by its acceptance of this Note agrees on behalf of itself and any other holders that the payment of the principal amount of this
Note is hereby expressly subordinated in right of payment to the payment and performance of the Obligations.

                  In the event that Holder receives any payment or other distribution of any kind or character from Holdings or from any other source in respect of this Note other than as expressly permitted by this Note, such payment or other distribution shall be received in trust for the benefit of the Lenders and shall be turned over to the Agent for the benefit of the Lenders.

                  The foregoing provisions are for the benefit of the Lenders and may be enforced by the Agent on behalf of such Lenders.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        KMC TELECOM HOLDINGS, INC.


                                        By:
                                            ----------------------
                                            Name:
                                            Title:
                                            Address:

                                                                    ATTACHMENT G
                                                              TO TENTH AMENDMENT

                          DATA HOLDCO PLEDGE AGREEMENT


                  This PLEDGE AGREEMENT ("PLEDGE AGREEMENT"), dated as of May ___, 2002, is executed by and between KMC Data Holdco LLC, a Delaware limited liability company (the "PLEDGOR"), and CIT Lending Services Corporation (f/k/a Newcourt Commercial Finance Corporation), as "Collateral Agent" for the ratable benefit of the "Lenders" (each as defined below) (in such capacity, the "COLLATERAL AGENT"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the "Loan Agreement" (as defined below).

                                   WITNESSETH:


                  WHEREAS, KMC TELECOM INC., a Delaware corporation ("KMC"), KMC TELECOM II, INC., a Delaware corporation ("KMC II"), KMC TELECOM III, INC., a Delaware corporation ("KMC III"), KMC TELECOM OF VIRGINIA, INC., a Virginia public service company ("KMC VIRGINIA"), KMC TELECOM LEASING I LLC, a Delaware limited liability company ("LEASING I"), KMC TELECOM LEASING II LLC, a Delaware limited liability company ("LEASING II"), KMC TELECOM LEASING III LLC, a Delaware limited liability company ("LEASING III"), KMC TELECOM.COM, INC., a Delaware corporation ("Telecom.com"),KMC III SERVICES LLC, a Delaware limited liability company ("SERVICES"), the Additional Borrowers from time to time party thereto (KMC, KMC II, KMC III, KMC Virginia, Leasing I , Leasing II, Leasing III, Telecom.com, Services and any Additional Borrower being hereinafter collectively referred to hereinafter as the "BORROWERS"), the "Lenders" party thereto, FIRST UNION NATIONAL BANK ("FIRST UNION"), as administrative agent for the Lenders (the "AGENT"; the Agent together with the Collateral Agent being referred to as the "AGENTS") and the Collateral Agent have entered into a certain Amended and Restated Loan and Security Agreement dated as of February 15, 2000 (as amended through the date hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"; undefined capitalized terms which are used herein shall have the meanings ascribed to such terms in the Loan Agreement);

                  WHEREAS, Section 2.6 of Amendment No. 10 and Limited Waiver to the Amended and Restated Loan and Security Agreement requires that the Pledgor shall have granted a first priority security interest in the Subordinated Note, dated May ___, 2002, issued by KMC Telecom Holdings, Inc. to the Pledgor in the amount of one hundred fifty two million four hundred ninety five thousand and eight hundred forty eight and 00/100 dollars ($152,495,848.00) (the "SUBORDINATED NOTE") in order to secure the prompt and complete payment, observance and performance of all of the "Obligations" under and as defined in the Loan Agreement.
                  NOW, THEREFORE, in consideration of the premises set forth herein and in order to induce the Lender to make other financial accommodations under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Collateral Agent hereby agree as follows:
                  1. PLEDGE. The Pledgor hereby pledges to the Collateral Agent for the benefit of the Agents and the Lenders, and grants to the Collateral Agent for the benefit of the Agents and the Lenders, a security interest in and to all of the Pledgor's now owned and hereafter acquired right, title and interest in the Subordinated Note.

                  2. SECURITY FOR THE OBLIGATIONS. The Subordinated Note secures the prompt payment, performance and observance of the Obligations.

                  3. SUBSEQUENT CHANGES AFFECTING SUBORDINATED NOTE. The Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Subordinated Note, and the Pledgor agrees that the Collateral Agent shall have no obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto.

                  4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                  (a) the Pledgor has full power and authority (corporate or otherwise) to enter into this Pledge Agreement;

                  (b) the Pledgor has the right to pledge and grant a security interest in or otherwise transfer such Subordinated Note free of any Liens;

                  (c) the pledge of the Pledgor's Subordinated Note pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in such Subordinated Note, in favor of the Collateral Agent, securing the payment and performance of the Obligations; and

                  (d) the powers are duly executed and give the Collateral Agent the authority they purport to confer.

                  5. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not create or permit to exist any Lien upon or with respect to any of the Subordinated Note, other than any Lien granted pursuant to this Pledge Agreement.

                  6. REMEDIES. The Collateral Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Subordinated Note of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have such powers as may be conferred by applicable law. Notwithstanding any other provision of this Pledge Agreement to the contrary, the exercise of any rights hereunder by the Collateral Agent that may require FCC or any PUC approval shall be subject to obtaining such approval. Pending obtaining FCC or such PUC approval the Pledgor will not do anything to delay, hinder, interfere or obstruct the exercise of the Collateral Agent's rights hereunder in obtaining such approvals.

                  7. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of

                  (1) any lack of validity or enforceability of the Loan
            Agreement or any other agreement or instrument relating thereto;

                  (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement;

                  (3) any exchange, release or non-perfection of any other
            collateral, or any release or amendment or waiver of or consent to departure from any guaranty or any other surety or obligor arrangement, for all or any of the Obligations; or

                  (4) to the extent permitted by law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement other than indefeasible payment in full (in cash).

                  8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence and during the continuation of an Event of Default, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement.

                  9. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Loan Agreement.

                  10. TERM. This Pledge Agreement shall remain in full force and effect until the Obligations have been fully and indefeasibly paid and satisfied and the Loan Agreement has terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above, the Collateral Agent will release the security interest created hereunder and will deliver the Subordinated Note.

                  11. DEFINITIONS. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

                  12. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Collateral Agent and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Pledgor.

                  13. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. Furthermore, if any term or provision hereof is held to be inconsistent with the Communications Act of 1934, as amended, 47 U.S.C. 151 et seq., or with the Rules and

Regulations of the FCC, or otherwise illegal, unenforceable or invalid for any reason, such provision shall not affect the remainder hereof, and the parties shall promptly cooperate in good faith to modify this Pledge Agreement, so as to avoid any impairment of Collateral Agent's security interest in the Subordinated Note.

                  14. GOVERNING LAW: JURISDICTION. ANY DISPUTE BETWEEN THE COLLATERAL AGENT, THE AGENT OR THE LENDERS AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PLEDGOR CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE CITY AND STATE OF NEW YORK AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

                  15. SERVICE OF PROCESS. The Pledgor waives personal service of any process upon it, and irrevocably consents to the service of process in any action or proceeding by mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at the Pledgor's notice address set forth in the Loan Agreement, such service to become effective five (5) Business Days after same shall have been posted as aforesaid.

                  16. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE COLLATERAL AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE COLLATERAL AGENT AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE COLLATERAL AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  17. WAIVER OF BOND. The Pledgor waives the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to realize on the Subordinated Note or any other security for its obligations hereunder, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Collateral Agent and the Pledgor.

                  18. FURTHER ASSURANCES. The Pledgor agrees that it will cooperate with the Collateral Agent and will execute and deliver, or cause to be executed and delivered, all such other documents, and will take all such other action, as the Collateral Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

                  19. THE COLLATERAL AGENT'S DUTY OF CARE. The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Subordinated Note, except for those arising solely out of or solely in connection with the Collateral Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Subordinated Note in the Collateral Agent's possession. Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Subordinated Note against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.

                  20. NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be made in the manner prescribed by the Loan Agreement and to the following addresses, facsimile and telephone numbers:

                    if to the Collateral Agent, to

           CIT Lending Services Corporation,
           f/k/a Newcourt Commercial Finance Corporation as Collateral Agent
           1 CIT Drive
           Livingston, New Jersey 07039

           Attention: Vice President Credit-Communications & Media Finance Group
           Facsimile: 973-535-1752
           Confirmation: 973-422-3184

           and

           Attention: Legal Counsel-Communications & Media Finance Group
           Facsimile: 973-422-5822
           Confirmation: 973-422-3133

                    with a copy to:

           O'Melveny & Myers LLP
           555 13th Street, N.W.
           Washington, DC

           Attention: Nadia Burgard
           Facsimile: 202-383-5414
           Confirmation: 202-383-5200
                    if to the Pledgor to:

           KMC Data Holdco LLC
           1545 Route 206
           Suite 300
           Bedminster, New Jersey 07921
           Attention: President
           Facsimile: 908-719-8775
           Confirmation: 908-719-2200

                             with a copy to:

           Kelley Drye & Warren LLP
           101 Park Avenue
           New York, New York 10178
           Attention: Alan M. Epstein
           Facsimile: 212-808-7897
           Confirmation: 212-808-7800

                  21. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent pursuant to the terms of the Loan Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  22. NO STRICT CONSTRUCTION. The parties hereto have participated, jointly in the negotiation and drafting of this Pledge Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Pledge Agreement.

                  23. SECTION HEADING. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  24. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have executed and delivered this Pledge Agreement by their respective duly authorized officers as of the date first above written.

                                      MC DATA HOLDCO LLC, as the Pledgor



                                     -------------------------------------------
                                     Name:
                                     Title:


                                     CIT LENDING SERVICES CORPORATION
                                     (f/k/a NEWCOURT COMMERCIAL FINANCE
                                     CORPORATION), as the Collateral Agent



                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                    ATTACHMENT H
                                                              TO TENTH AMENDMENT


                            REAFFIRMATION OF GUARANTY

                  Reference is hereby made to (i) that certain Amended and Restated Guaranty and Security Agreement dated as of April 12, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC HOLDINGS GUARANTY") by KMC Telecom Holdings, Inc., a Delaware corporation ("KMC HOLDINGS"), in favor of CIT Lending Services Corporation (f/k/a Newcourt Commercial Finance Corporation), as collateral agent for the ratable benefit of the "Lenders" (defined below) (in such capacity, the "COLLATERAL AGENT"), (ii) that certain Amended and Restated Guaranty and Security Agreement dated as of June 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC I SERVICES GUARANTY") by KMC I Services LLC, a Delaware limited liability company ("KMC I SERVICES"), in favor of Collateral Agent, (iii) that certain Amended and Restated Guaranty and Security Agreement dated as of June 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC II SERVICES GUARANTY") by KMC II Services LLC, a Delaware limited liability company ("KMC II SERVICES"), in favor of the Collateral Agent; (iv) that certain Guaranty dated as of June 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "DATA HOLDCO GUARANTY") of KMC Data Holdco LLC, a Delaware limited liability company ("DATA HOLDCO"), in favor of the Collateral Agent; (v) that certain Guaranty and Security Agreement dated as of June 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC FINANCING GUARANTY") by KMC Telecom Financing, Inc., a Delaware corporation ("KMC FINANCING"), in favor of the Collateral Agent; (vi) that certain Guaranty and Security Agreement dated as of June 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC FINANCIAL SERVICES GUARANTY") by KMC Financial Services LLC, a Delaware limited liability company ("KMC FINANCIAL SERVICES"), in favor of the Collateral Agent; (vii) that certain Guaranty and Security Agreement dated as of November 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "HOLDINGS IV GUARANTY") by KMC Telecom IV Holdings, Inc., a Delaware corporation ("HOLDINGS IV"), in favor of the Collateral Agent; (viii) that certain Guaranty and Security Agreement dated as of November 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC IV GUARANTY") by KMC Telecom IV, Inc., a Delaware corporation ("KMC IV"), in favor of the Collateral Agent; (ix) that certain Guaranty and Security Agreement dated as of November 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC IV SERVICES GUARANTY") by KMC IV Services LLC, a Delaware limited liability company ("KMC IV SERVICES"), in favor of Collateral Agent; (x) that certain Guaranty and Security Agreement dated as of November 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "LEASING IV") by KMC Telecom Leasing IV LLC, a Delaware limited liability company ("LEASING IV"), in favor of the Collateral Agent; (xi) that certain Guaranty and Security Agreement dated as of November 1, 2001 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "KMC VIRGINIA IV GUARANTY"; together with the KMC Holdings Guaranty, KMC I Services Guaranty, KMC II Services Guaranty, Data Holdco Guaranty, KMC Financing Guaranty, KMC Financial Services Guaranty, Holdings IV Guaranty, KMC IV Guaranty, KMC IV Services Guaranty, Leasing IV Guaranty, collectively, the "GUARANTIES") by KMC Telecom IV of Virginia, a Virginia public service company ("KMC VIRGINIA IV"; together with KMC Holdings, KMC I Services, KMC II Services, Data Holdco, KMC Financing, KMC Financial Services, Holdings IV, KMC IV, KMC IV Services and Leasing IV, the "GUARANTORS"), in favor of Collateral Agent; (xii) that certain Amended and Restated Loan and Security Agreement dated as of February 15, 2000 (as amended to the date hereof and as it may be further restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT") among KMC Telecom LLC (f/k/a KMC Telecom, Inc.), KMC Telecom II LLC (f/k/a KMC Telecom II, Inc.), KMC Telecom III LLC (f/k/a KMC Telecom III, Inc.), KMC Telecom of Virginia, Inc., KMC Telecom Leasing I LLC, KMC Telecom Leasing II LLC, KMC Telecom Leasing III LLC, KMC Telecom.com, KMC III Services LLC (each of the foregoing being referred to collectively as the "BORROWERS"), the financial institutions from time to time parties thereto (the "LENDERS"), First Union National Bank, as administrative agent for the Lenders (the "AGENT"), and the Collateral Agent and (xiv) that certain Amendment No. 10 and Limited Waiver to Amended and Restated Loan and Security Agreement dated as of the date hereof (the "AMENDMENT") among the Borrowers, the Lenders, the Agent and the Collateral Agent. Undefined capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement.

                  Each Guarantor, by its signature below, without in any way establishing a course of dealing, hereby (i) acknowledges and consents to the execution and delivery of the Amendment by the parties thereto, (ii) agrees that the Amendment shall not limit or diminish the obligations of such Guarantor to guarantee all of the "Obligations" of each Borrower under and as defined in the Loan Agreement and such other amounts as are more specifically described in the Guaranty to which such Guarantor is a party, (iii) reaffirms all of its obligations under the Guaranty to which such Guarantor is a party, and (iv) agrees that the Guaranty to which such Guarantor is a party remains in full force and effect and is hereby ratified and confirmed.

                 IN WITNESS WHEREOF, this instrument has been executed and delivered as of this ___ day of May, 2002.


                                  KMC TELECOM HOLDINGS, INC.



                             KMC TELECOM FINANCING, INC.



                             KMC TELECOM IV HOLDINGS, INC.
                             KMC TELECOM IV, INC.


                             KMC TELECOM IV OF VIRGINIA, INC.


                             In each case:


                             By:
                                ------------------------------------
                             Name:  Constance Loosemore
                             Title:  Vice President, Treasurer


                             KMC I SERVICES LLC
                             By:  KMC Telecom, Inc., as its Sole Member


                             By:
                                ------------------------------------
                             Name:  Constance Loosemore
                             Title:  Vice President, Treasurer


                             KMC II SERVICES LLC
                             By:  KMC Telecom II, Inc., as its Sole Member


                             By:
                                ------------------------------------
                             Name:  Constance Loosemore
                             Title:  Vice President, Treasurer




                           REAFFIRMATION OF GUARANTY     S-1

                             KMC DATA HOLDCO LLC
                             By:  KMC Telecom Holdings, Inc., as its Sole Member


                             By:___________________________________
                             Name:  Constance Loosemore
                             Title:  Vice President, Treasurer


                             KMC FINANCIAL SERVICES LLC

                             By:  KMC Telecom III, Inc., as its Sole Member


                             By:
                                ------------------------------------
                             Name:  Constance Loosemore
                             Title:  Vice President, Treasurer


                             KMC IV SERVICES LLC


                             KMC TELECOM LEASING IV LLC

                             In each case:

                             By:  KMC Telecom IV, Inc., as its Sole Member


                             By:
                                ------------------------------------
                             Name:  Constance Loosemore
                             Title:  Vice President, Treasurer


                           REAFFIRMATION OF GUARANTY     S-2

                                                                    ATTACHMENT N
                                                              TO TENTH AMENDMENT


1. Media Gateway Services Agreement, dated September 21, 1999, among Qwest Communications Corporation, KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom III, Inc. and KMC Telecom of Virginia, Inc.

        Amendment No. 1 to Media Gateway Services Agreement, dated February 1, 2000, among Qwest Communications Corporation, KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom III, Inc. and KMC Telecom of Virginia, Inc.

        Amendment No. 2 to Media Gateway Services Agreement, dated March 29, 2001, among Qwest Communications Corporation, KMC Telecom Inc., KMC Telecom II, Inc., KMC Telecom III, Inc. and KMC Telecom of Virginia, Inc.

2. Amended and Restated Media Gateway Services Agreement II, dated as of March 31, 2000, as amended on November 11, 2000, by and between KMC Telecom V Inc. and Qwest Communications Corporation.

        Amendment No. 1, dated as of December 31, 2000, to Amended and Restated Media Gateway Services II, by and among Qwest Communications Corporation, Qwest Communications International Inc. and KMC Telecom V Inc.

3. Media Gateway Services Agreement III between KMC Telecom VI, Inc. and Qwest Communications Corporation, effective as of June 30, 2000.

        Amendment No. 1 to the Media Gateway Services Agreement III between KMC Telecom VI, Inc. and Qwest Communications Corporation, effective as of August 31, 2000.

        Amendment No. 2, dated as of November 1, 2000, to Media Gateway Services Agreement III, by and among Qwest Communications Corporation, Qwest Communications International Inc. and KMC Telecom VI Inc.

        Amendment No. 3, dated as of March 1, 2001, to Media Gateway Services Agreement III, by and among Qwest Communications Corporation, Qwest Communications International Inc. and KMC Telecom VI Inc.

4. Media Gateway Services Agreement IV, effective as of March 31, 2001, among KMC Telecom VIII LLC, Qwest Communications Corporation and Qwest Communications International,

                                                                    ATTACHMENT O
                                                              TO TENTH AMENDMENT


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